MFC BANCORP LTD.

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

TRUST INDENTURE

4.4% Convertible Unsecured Subordinated Bonds

Dated as of January 7, 2004

TABLE OF CONTENTS
ARTICLE 1 - INTERPRETATION		1
1.1 1.2 1.3 1.4 1.5 1.6 1.7 1.8 1.9	Definitions Number, gender and entities Meaning of "Outstanding" Headings, Etc. Applicable Law Monetary References Calculation of Dates Rules of Construction Schedules	1 * * * * * * * *
Article 2 - THE BONDS		*
2.1 2.2 2.3 2.4 2.5 2.6 2.7 2.8 2.9 2.10 2.11 2.12 2.13

Issue of Bonds
Terms of Bonds
Forms and Signature of Bonds
Issue of Bonds
Interest Obligations
Calculation as to Interest Payable
Payment of Interest in Cash
Certification
Registration of Bonds
Mutilation, loss, theft or destruction of Bonds
Exchanges of Bonds
Place of Payment
Partnership not created

* * * * * * * * * * * * *
Article 3 - REDEMPTION AND PURCHASE FOR CANCELLATION OF BONDS		*
3.1 3.2 3.3 3.4 3.5 3.6 3.7 3.8 3.9

Redemption of Bonds
Partial Redemption of Bonds
Redemption Notice
Bonds Due on Redemption Dates
Deposit of Redemption Moneys
Surrender of Bonds for Cancellation
Purchase of Bonds
Redemption of Bonds on Maturity Date
Repayment of Deposited Monies

* * * * * * * * *
Article 4 - CONVERSION		*
4.1 4.2 4.3 4.4 4.5 4.6 4.7 4.8 4.9 4.10 4.11 4.12 4.13 4.14

Conversion Privilege and Conversion Price
Conversion Procedure
No Fractional Shares
Adjustment of the Conversion Price
Certificate as to Adjustment
Voluntary Decrease
Notice to Bond Holders of Certain Events
Right of Conversion Ceases on Redemption
Reclassifications, Reorganizations, Etc.
Cancellation of Bonds
Stock Options
Regulatory Approval of Conversion Privilege
Concerning the Trustee
Legends on Common Shares

* * * * * * * * * * * * * *
Article 5 - SUBORDINATION OF BONDS		*
5.1 5.2 5.3 5.4 5.5 5.6 5.7 5.8 5.9 5.10

Subordination of Bonds
Definition
Effect of Dissolution, Winding-up, Liquidation or Reorganization
Subrogation of Bonds
No Payment to Bond Holders if Senior Indebtedness Due or in Default
Payment of Bonds Permitted
Subordination Not to be Impaired
Authorization of Bond Holders to Trustee to Effect Subordination
Survival
Further Assurances

* * * * * * * * * *
Article 6 - COVENANTS OF THE COMPANY		*
6.1 6.2 6.3 6.4	Covenants of the Company Trustee Indemnification Conversion of Currency Currency Indemnity to Trustee	* * * *
Article 7 - DEFAULT		*
7.1 7.2 7.3 7.4 7.5 7.6 7.7 7.8 7.9 7.10 7.11

Acceleration of Maturity
Notice of Events of Default
Waiver of Default
Enforcement by the Trustee
Suits by Bond Holders
Application of Moneys by Trustee
Distribution of Proceeds
Remedies Cumulative
Judgment Against the Company
Immunity of Shareholders
Trustee Appointed Attorney

* * * * * * * * * * *
Article 8 - SATISFACTION AND DISCHARGE		*
8.1 8.2 8.3 8.4	Cancellation and Destruction Non-Presentation of Bonds Repayment of Unclaimed Moneys Discharge	* * * *
Article 9 - SUCCESSOR CORPORATIONS		*
9.1 9.2	Certain Requirements Vesting of Powers in Successor	* *
Article 10 - MEETINGS OF BOND HOLDERS		*
10.1 10.2 10.3 10.4 10.5 10.6 10.7 10.8 10.9 10.10 10.11 10.12 10.13 10.14 10.15 10.16 10.17

Right to Convene Meeting
Notice of Meetings
Chairman
Quorum
Power to Adjourn
Show of Hands
Poll
Voting
Regulations
Company and Trustee May be Represented
Powers Exercisable by Majority Resolution
Meaning of "Majority Resolution"
Powers Cumulative
Minutes
Instruments in Writing
Binding Effect of Resolutions
Evidence of Rights of Bond Holders

* * * * * * * * * * * * * * * * *
Article 11 - NOTICES		*
11.1 11.2 11.3 11.4 11.5 11.6	Notice to Company Notice to Bond Holders Notice to Trustee Receipt of Notices Mail Service Interruption Waiver of Notice	* * * * * *
Article 12 - CONCERNING THE TRUSTEE		*
12.1 12.2 12.3 12.4 12.5 12.6 12.7 12.8 12.9 12.10 12.11 12.12 12.13 12.14

Trust Indenture Legislation
No Conflict of Interest
Replacement of Trustee
Experts, Advisers and Agents
Trustee May Deal in Bonds
Deposit of Moneys Held by Trustee
Trustee Not Ordinarily Bound
Trustee Not Required to Give Security
Acceptance of Trust
Protection of the Trustee
Trustee Standard of Care
Third Party Interests
Trustee Not Bound to Act
Trustee Shall Not Expend its Own Funds

* * * * * * * * * * * * * *
Article 13 - SUPPLEMENTAL INDENTURES		*
13.1	Supplemental Indentures	*
Article 14 - EVIDENCE OF OWNERSHIP		*
14.1	Evidence of Ownership	*
Article 15 - EXECUTION AND FORMAL DATE		*
15.1 15.2	Counterpart Execution Formal Date	* *

THIS INDENTURE is made as of January 7, 2004.

BETWEEN:

MFC BANCORP LTD., a company incorporated under the laws of the Yukon Territory and having an office at Millennium Tower, 21st Floor, Handelskai 94 - 96 1200 Vienna, Austria

(the "Company")

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and having an office at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9

(the "Trustee")

WHEREAS the Company wishes to raise money for its corporate purposes and to do so wishes to create and issue the Bonds pursuant to this Indenture;

AND WHEREAS the Company, under the laws relating thereto, is duly authorized to create and issue the Bonds to be issued as herein provided;

AND WHEREAS when certified by the Trustee and issued as provided for in this Indenture, all necessary resolutions of the directors of the Company have been duly passed and other proceedings taken and conditions complied with to make the creation and issue of the Bonds proposed to be issued hereunder legal, valid and effective;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

THIS INDENTURE WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto covenant, agree and declare as follows:

ARTICLE 1 - INTERPRETATION

1.1 Definitions.

Where used herein or in the Bonds or any amendments or supplemental Indentures hereto, except where the context otherwise requires, the following terms shall have the following meanings:

1.1.1 "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have similar meanings;

1.1.2 "Aggregate Market Capitalization" means, at any date, the amount equal to the product of the Current Market Price as of the trading day immediately preceding such date and the number of Common Shares outstanding on such date provided that any Common Shares owned by or held for the account of the Company and its wholly-owned Subsidiaries shall be deemed not to be outstanding;

1.1.3 "Associate" means, with respect to any specified person (1) any corporation or organization (other than such person or a majority-owned subsidiary of such person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or any of its parents or subsidiaries;

1.1.4 "Bankruptcy Law" means Title 11, United States Code or any similar United States federal or state law for the relief of debtors, or the Bankruptcy and Insolvency Act (Canada) or any other Canadian federal or provincial or foreign law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors;

1.1.5 "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing indebtedness or other relief of a debtor;

1.1.6 "Bond holders" or "holders" means the persons for the time being entered in the registers hereinafter mentioned as holders of Bonds;

1.1.7 "Bond Indebtedness" means, from time to time, all indebtedness, liabilities and obligations, present or future, direct or indirect, of the Company to the Bond holders or the Trustee on behalf of the Bond holders, as the case may be, under the Bonds, including principal, interest, fees, expenses and other amounts owing under the Bonds;

1.1.8 "Bonds" means the 4.4% Convertible Unsecured Subordinated Bonds of the Company issued and certified hereunder and for the time being outstanding and, provided there is nothing in the context inconsistent therewith;

1.1.9 "business day" means any day other than Saturday, Sunday or a statutory holiday in the Province of British Columbia;

1.1.10 "Capital Lease Obligation" means at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with generally accepted accounting principles;

1.1.11 "Capital Stock" means, for any corporation, any and all shares, interests, rights to purchase, warrants, options, or other equivalents of or interests in (however designated) the capital issued by such corporation;

1.1.12 "cash, property or securities" for the purposes of Article 5 has the meaning ascribed thereto in Section 5.2 hereof;

1.1.13 "close of business" means the normal closing hour of the local office of the Trustee on the relevant business day;

1.1.14 "Common Shares" means the common shares without par value in the capital of the Company;

1.1.15 "Company" means MFC Bancorp Ltd. and includes any successor corporation to or of MFC Bancorp Ltd. which shall have complied with the provisions of Article 9;

1.1.16 "Company's Auditors" or "Auditors of the Company" means an independent accounting firm duly appointed as auditors of the Company;

1.1.17 "Conversion Date" has the meaning ascribed thereto in Section 4.2.2;

1.1.18 "Conversion Price" means, subject to any adjustment as provided for in Section 4.4 hereof, the price per Common Share at which the Bonds shall from time to time be convertible into Common Shares in accordance with the provisions of Article 4, being (I) €16.53 if the Bonds are converted on or before June 30, 2004, (ii) €17.36 if the Bonds are converted after June 30, 2004 but on or before June 30, 2005, (iii) €18.23 if the Bonds are converted after June 30, 2005 but on or before June 30, 2006, (iv) €19.14 if the Bonds are converted after June 30, 2006 but on or before June 30, 2007, (v) €20.09 if the Bonds are converted after June 30, 2007 but on or before June 30, 2008, (vi) €21.10 if the Bonds are converted after June 30, 2008 but on or before June 30, 2009 and (vii) €22.15 if the Bonds are converted after June 30, 2009;

1.1.19 "Conversion Rate" means the rate at which the Bonds may be converted into Common Shares pursuant to the terms hereof and is equal to the principal amount of the Bonds divided by the Conversion Price;

1.1.20 "Counsel" means a barrister or solicitor or firm of barristers or solicitors retained by the Trustee or retained or employed by the Company and acceptable to the Trustee;

1.1.21 "Current Market Price" means the weighted average trading price (or, if no trades occur on any relevant particular day, the mean between the closing bid and asked quotations on such day) of the Common Shares on the Nasdaq National Market during a period of 20 consecutive trading days ending on the fifth trading day prior to the relevant Interest Payment Date, Conversion Date, Redemption Date, Maturity Date, the date upon which any relevant computation pursuant to Section 4.4.1 hereof is to be made, or any other date upon which the

Current Market Price must be calculated, as the case may be, or if the Common Shares are not listed on the Nasdaq National Market on the date the determination is to be made, on such stock exchange on which the greatest volume of Common Shares are traded during such preceding 20 consecutive trading day period or, if the Common Shares are not listed on any stock exchange, a price determined by the Company's Auditors or another accounting firm selected by the Company;

1.1.22 "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other person with like powers;

1.1.23 "director" means a director of the Company for the time being and "directors " or "board of directors" means the board of directors of the Company or, whenever duly empowered, the executive or other committee of the board of directors of the Company, for the time being, and reference without more to action by the directors means action by the directors of the Company as a board or action by the said executive or other committee as a committee;

1.1.24 "Disqualified Stock" means any Capital Stock of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof,

1.1.25 "Event of Default" has the meaning ascribed thereto in Section 7.1 hereof;

1.1.26 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

1.1.27 "majority resolution" has the meaning ascribed thereto in Section 10.12 hereof;

1.1.28 "generally accepted accounting principles" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants;

1.1.29 "Government Obligations" means interest bearing or discount debt obligations having a term of not more than 90 days issued or guaranteed by the Government of Canada or a Province of Canada, the United States Government or a Canadian chartered bank;

1.1.30 "Hedging Obligations" means, with respect to any person, the obligations of such person under: (I) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates;

1.1.31 "Indenture", "herein", "hereby" and similar expressions mean or refer to this Indenture and any Indenture, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "Section" and "Section" followed by a number and/or letter mean and refer to the specified article or Section or Section of this Indenture;

1.1.32 "Interest Amount" has the meaning ascribed thereto in Section 2.6 hereof;

1.1.33 "Interest Calculation Date" means the date which is ten business days preceding the relevant Interest Payment Date;

1.1.34 "Interest Payment Date" means each of December 31, 2004, December 31, 2006 and December 31, 2008, provided that, if any Interest Payment Date falls on a day which is not a business day, the payment of any interest otherwise payable on such Interest Payment Date shall be the last business day in December of the applicable year;

1.1.35 "Interest Period" has the meaning ascribed thereto in Section 2.5 hereof;

1.1.36 "Interest Rate" means the rate of interest, applicable both before and after an Event of Default hereunder, per annum at which the Bonds will bear interest during each Interest Period or portion thereof, equal to 4.4%;

1.1.37 "Interest Record Date" means, with respect to any Interest Payment Date, the close of business on tenth business day prior to any Interest Payment Date, whether or not such day is a business day;

1.1.38 "Maturity Date" means December 31, 2009;

1.1.39 "Officer's Certificate" means a certificate signed by any one of the following officers of the Company: Chairman of the Board; President; Chief Executive Officer; any Executive Vice-President; Secretary; or Treasurer;

1.1.40 "Person" means any individual, corporation, company, partnership, joint-stock company, association, joint venture, trust, unincorporated association, government or governmental authority;

1.1.41 "Redemption Date" has the meaning ascribed thereto in Section 3.3 hereof;

1.1.42 "Redemption Notice" has the meaning ascribed thereto in Section 3.3 hereof;

1.1.43 "Redemption Price" means in respect of a Bond, the principal amount thereof to be redeemed, plus accrued but unpaid interest thereon (less any withholding or other tax required by law to be deducted) to but excluding the Redemption Date;

1.1.44 "SEC" means the Securities and Exchange Commission;

1.1.45 "Securities Act" means the Securities Act of 1933, as amended;

1.1.46 "Senior Indebtedness" means (1) all indebtedness secured by a lien or other encumbrance; (2) all other indebtedness including, monetary obligations under credit facilities, with any bank, insurance company, investment funds, credit union or other financial institution; (3) any interest rate agreement or currency agreement; (4) all obligations to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments; (5) all trade and other accounts payable for goods, materials or services purchased in the ordinary course of business; (6) all indebtedness evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation); (7) all obligations for the payment of money relating to a lease that is required to be classified as a Capital Lease Obligation; (8) all obligations for the maximum fixed repurchase price of any Disqualified Stock (other than Disqualified Stock held by the Company); (9) all obligations for Hedging Obligations; and (10) all other indebtedness of the Company unless, in the case of any particular indebtedness, the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to the Bonds; but shall not include: (A) any indebtedness to the extent incurred in violation of any covenant under this Indenture; (B) any liability for foreign, federal, provincial or local taxes, subject to applicable law; (C) indebtedness that is subordinate or junior in right of payment to the Bonds; and (D) the Bonds;

1.1.47 "Senior Indebtedness Documents" has the meaning ascribed thereto in Section 5.7 hereof;

1.1.48 "Subsidiary" means any corporation of which the Company at the time owns or controls, directly or indirectly, Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency);

1.1.49 "TIA" means the Trust Indenture Act of 1939, as amended or re-enacted from time to time;

1.1.50 "trading day" means, with respect to the Nasdaq National Market or other market or stock exchange for securities on which the Common Shares are listed or quoted, any day on which such market or exchange is open for trading or quotation;

1.1.51 "Trust Indenture Legislation" means, at any time, (I) the provisions of the Business Corporations Act (Yukon) and the regulations thereunder as amended or re-enacted from time to time, (ii) the provisions of any other applicable statute of Canada or any province thereof and (iii) the TIA and regulations thereunder, but only to the extent applicable, in each case, relating to trust Indentures and to the rights, duties, and obligations of the Trustee under trust Indentures and of corporations issuing debt obligations under trust Indentures to the extent that such provisions are at such time in force and applicable to this Indenture;

1.1.52 "Trustee" means the Computershare Trust Company of Canada or its successor or successors appointed from time to time as trustee hereunder;

1.1.53 "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

1.1.54 "Voting Shares" means, for any corporations, any Capital Stock having voting power under ordinary circumstances to vote in the election of directors of such corporation.

1.2 Number, gender and entities.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing individuals shall include firms and corporations and vice versa.

1.3 Meaning of "Outstanding".

Every Bond certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled, converted or redeemed or delivered to the Trustee for cancellation, conversion or redemption or moneys and/or Common Shares, as the case may be, for the payment thereof shall be set aside under Article 8, provided that:

(a) Bonds which have been partially redeemed or converted shall be deemed to be outstanding only to the extent of the unredeemed or unconverted part of the principal amount thereof;

(b) where a new Bond has been issued in substitution for a Bond which has been lost, stolen or destroyed, only one of such Bonds shall be counted for the purpose of determining the aggregate principal amount of Bonds outstanding;

(c) if the Paying Agent (other than the Company or a Subsidiary thereof) holds, on a Redemption Date or the Maturity Date, money sufficient to pay Bonds payable on that date, then on and after that date such Bonds shall be deemed to be no longer outstanding and shall cease to accrue interest; and

(d) Bonds which have been pledged in good faith shall, for the purpose of any provisions of this Indenture entitling holders of outstanding Bonds to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Bond holders, be included if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds in his or her discretion.

1.4 Headings, Etc.

The division of this Indenture into Articles and Sections, the provision of an index and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5 Applicable Law.

This Indenture and the Bonds shall be governed by and construed and enforced in accordance with the laws of the province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

1.6 Monetary References.

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the European Union unless otherwise expressed and any obligations to make payments in cash may be satisfied by way of money order, cheque, bank draft, wire or other electronic form of transfer unless otherwise specified.

1.7 Calculation of Dates.

Unless otherwise provided, any time period required to be calculated under this Indenture shall exclude the date of the relevant event or notice and include the last day of the period being calculated.

1.8 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(c) "or" is not exclusive;

(d) words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders;

(e) any reference in this Indenture to any statute or section thereof shall be deemed to be a reference to such statute or section as amended or re-enacted from time to time;

(f) provisions apply to successive events and transactions; and

(g) references to sections of or rules under any legislation shall be deemed to include substitute, replacement of successor sections or rules adopted from time to time.

1.9 Schedules.

The following schedules are hereby incorporated in, and form a part of, this Indenture:

Schedule A: Specimen Bond Certificate
Schedule B: Form of Redemption Notice
Schedule C: Form of Notice of Conversion

ARTICLE 2 - THE BONDS

2.1 Issue of Bonds.

The aggregate principal amount of the Bonds which may be authorized hereunder is limited to an aggregate principal amount of €10,000,000. The Bonds may be issued only upon and subject to the further conditions and limitations herein set forth. All Bonds now or hereafter certified and issued under this Indenture shall, subject to the terms of this Indenture, be equally and ratably entitled to the benefit hereof, whatever may be the actual dates or terms of issue of the same.

2.2 Terms of Bonds.

The Bonds shall be designated as "4.4% Convertible Unsecured Subordinated Bonds". The Bonds shall be dated as of January 7, 2004, shall mature on the Maturity Date and shall bear simple interest (subject to the provisions of Section 2.5), both before and after an Event of Default hereunder, from January 7, 2004 at the Interest Rate, with all accrued but unpaid interest payable in cash on the Interest Payment Dates. Unless the Bonds are converted pursuant to the terms of this Indenture, the principal of the Bonds and interest thereon shall be payable in lawful money of the European Union by the Company to the Trustee on behalf of the Bond holders and subsequently by the Trustee or its appointed agent to the Bond holders at their registered address.

2.3 Forms and Signature of Bonds.

2.3.1 The Bonds shall be issued as fully registered Bonds in denominations of €1,000 or integral multiples thereof and the certificate of the Trustee endorsed thereon shall be substantially in the form set forth in the Schedule A hereto, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise mechanically reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the directors or officers of the Company executing such Bond in accordance with Section 2.3.3 hereof, as conclusively evidenced by their execution of a Bond. Notwithstanding the foregoing, a Bond may be in such other form or forms as may, from time to time, be approved by a resolution of the directors or as specified in an Officer's Certificate. The Bonds shall in addition bear such distinguishing letters and numbers as the Trustee may approve. The terms and conditions contained in the Bonds annexed as Schedule A hereto shall constitute and are hereby expressly made a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Bond conflicts with the express provisions of the Indenture, the provisions of this Indenture shall govern and be controlling.

2.3.2 The Bonds may be engraved or lithographed or may be partly in one form and partly in the other, as the Company may determine.

2.3.3 The Bonds shall be signed on behalf of the Company (either manually or by facsimile signature) by any one of the Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice-President, the Secretary or the Treasurer of the Company holding office at the time of signing. A facsimile signature upon any of the Bonds shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced and notwithstanding that any such person whose signature, either manual or in facsimile, may appear on the Bonds is not at the date of this Indenture or at the date of execution of the Bonds or at the date of the certifying and delivery thereof, the Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice-President, the Secretary or the Treasurer of the Company, as the

case may be, such Bonds shall be valid and binding upon the Company and entitled to the benefits of this Indenture.

2.4 Issue of Bonds.

Bonds in the aggregate principal amount of €10,000,000 are hereby created and shall forthwith be executed by the Company and delivered to the Trustee. Upon receipt by the Trustee of an opinion of Counsel that all conditions precedent provided for herein in respect of the issuance of the Bonds have been met, the said €10,000,000 principal amount of Bonds shall be certified by the Trustee and delivered to, or to the order of, the Bond holders pursuant to a written direction contained in an Officer's Certificate, without the Trustee receiving any consideration therefor.

2.5 Interest Obligations.

Each Bond, whether issued originally or in exchange for another Bond, shall bear and the Company shall pay simple interest biannually both before and after an Event of Default hereunder, at the Interest Rate from and including the date of its issuance or from and including the last Interest Payment Date on which interest shall have been paid or made available for payment on the outstanding Bonds, whichever shall be the later, to, but excluding the earliest of:

(a) the next following Interest Payment Date on which interest is paid;

(b) the Maturity Date;

(c) if called for redemption, the date fixed for redemption in the Redemption Notice unless, upon due presentation, payment of the principal amount of any Bond is improperly withheld or refused; or

(d) if surrendered for conversion, the Conversion Date, unless, upon due surrender, payment of the amounts properly due upon conversion is improperly withheld or refused,

as the case may be (the "Interest Period").

2.6 Calculation as to Interest Payable.

On each Interest Calculation Date the Trustee shall calculate the amount of interest payable in respect of each €1,000 principal amount of the outstanding Bonds for the relevant Interest Period (the "Interest Amount"). The Interest Amount per €1,000 principal amount of Bonds shall be calculated by multiplying the Interest Rate by €1,000, dividing the product so obtained by 365 days and multiplying the quotient by the actual number of days in the said Interest Period. Interest shall be calculated on the basis of a 365 day year.

2.7 Payment of Interest in Cash.

2.7.1 The person in whose name any Bonds shall be registered shall be deemed the owner thereof for all purposes of this Indenture and payment of or on account of the principal and interest on such Bonds shall be made by the Company to the Trustee or the Paying Agent, as the case may be (on behalf of the Bond holders, in aggregate), and by the Trustee or the Paying Agent, as the case may be, to the Bond holder only to or upon the order in writing of such Bond holders and such payment shall be a good and sufficient discharge to the Company or the Trustee, any Bond registrar and any Paying Agent for the amounts so paid.

2.7.2 The Company may appoint one or more paying agents (each a "Paying Agent") for the purposes of payment of or on account of the principal of and interest on the Bonds. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. The Company agrees that it will include the Trustee as a party to any agreements that the Company enters into with any Paying Agent, which agreements will include a covenant on the part of the Paying Agent to provide to the Trustee, in a timely fashion, an Officer's Certificate stating that any payments required to be made under this Indenture have been paid and that in the case of payment at Maturity, that the original Bond certificates will be surrendered to the Trustee for cancellation. The Company or any of its Subsidiaries may act as Paying Agent or co-registrar with the approval of the Trustee.

2.7.3 The Company shall require each Paying Agent other than the Trustee to agree in writing with the Trustee and the Company that the Paying Agent will hold in trust for the benefit of holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Bonds, will confirm in writing to the Trustee all payments of principal and interest within five days of such payment, and will notify the Trustee of any default by the Company in making such payment. While such default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Bonds.

2.7.4 As the interest on the Bonds becomes due (except interest payable on conversion which shall be paid upon presentation and surrender of the Bonds for conversion) the Company, no later than 8:00 a.m. (Central European time) two business days immediately prior to each Interest Payment Date, shall deliver sufficient funds by way of money order, certified cheque, bank draft or wire transfer to the designated euro bank account of the Trustee or the Paying Agent, as the case may be, to enable it to forward or cause to be forwarded by prepaid post, to the holder in whose name any Bond is registered at the close of business on the Interest Record Date with respect to such Interest Payment Date, at his or her last address appearing on the appropriate register hereinafter mentioned, or in the case of joint holders, to any (or all) holder(s) whose name appear(s) on such register, on the Interest Payment Date (or the first business day thereafter if the Interest Payment Date is not a business day) a cheque for such interest (less any withholding or other tax required by law to be deducted) payable to the order of such holder or holders and negotiable at par at any bank or banks as may be acceptable to the Trustee in its absolute discretion. The forwarding of such funds by the Company to the Trustee or the Paying Agent, as the case may be, and the subsequent delivery of such funds by the Trustee or the Paying Agent, as the case may be, to the Bond holders by cheque shall satisfy and discharge the liability for the interest on the Bonds to the extent of the sums represented thereby, plus the amount of any withholding or other tax deducted as aforesaid, unless such cheque is not paid at par on presentation; provided that in the event of the non-receipt of such cheque by the Bond holder, or the loss or destruction thereof, the Trustee or the Paying Agent, as the case may be, on being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it shall issue to such Bond holder a replacement cheque for the amount of such cheque. Notwithstanding the foregoing, if the Company is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from delivering any interest due on each Bond in the manner provided above, the Company may make delivery of such interest or make such interest available for payment in any other manner acceptable to the Trustee or the Paying Agent, as the case may be, with the same effect as though payment had been made in the manner provided above. If the Trustee is not acting as the Paying Agent in connection with any payment of interest on the Bonds, then the Company will ensure that the Company delivers to the Trustee, within five days of the payment of such interest, an Officer's Certificate stating the fact that such interest has been paid to the Bondholders.

2.7.5 In connection with the payment of any withholding or other tax required to be deducted from payments of interest on the Bonds, if payment of such tax is to be paid in a currency other than euros, then the Company will deliver to the Trustee on the Interest Record Date, on the tenth business day before the Redemption Date, or on the tenth business day before the Conversion Date, as applicable (the "Exchange Rate Date"), an Officer's Certificate stating the rate of exchange (which rate shall be the average of the buy and sell note) quoted by the Bank of Canada at 12:00 noon (Vancouver time) on the Exchange Rate Date for the conversion of euros into the currency that is required for the payment of such withholding or other tax. The Trustee, acting reasonably, may change the Exchange Rate Date by written notice to the Company.

2.7.6 If payment by the Trustee of the withholding or other tax is to be satisfied in a currency other than euros, then to the extent that the payment (when converted into such other currency at the rate of exchange on the date of payment, or, if it is not practicable for the Trustee to purchase such other currency with euros on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually falls short of the amount of such withholding or other tax required to be paid, the Company and the Bondholders (by the acceptance of the Bonds) agree that they and each of them shall, as a separate and independent obligation, indemnify and hold harmless the Trustee against the amount of such shortfall. For the purposes of this Section 2.7.6, the "rate of exchange" shall mean the rate of exchange (which rate shall be the average of the buy and sell rate) quoted by the Bank of Canada at 12:00 noon (Vancouver time) on the date of payment for conversion of euros into the currency of the payment of such withholding or other tax.

2.7.7 The holder for the time being of any Bond shall be entitled to the principal moneys and interest on the Bond, free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and a transferee of a Bond shall, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by any conditions contained in such Bond or by any applicable law, be entitled to be entered on the appropriate register or on any one of the appropriate registers as the owner of such Bond free from all equities or rights of set-off or counterclaim between the

Company and his or her transferor or any previous holder thereof, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

2.7.8 Where Bonds are registered in more than one name the principal and interest from time to time payable in respect thereof may be paid by cheque payable to the order of any or all of such holders, failing written instructions from them to the contrary, and such payment shall be a valid discharge to the Company, the Trustee, any registrar and any Paying Agent.

2.8 Certification.

2.8.1 No Bond shall be issued or, if issued, shall be obligatory, or shall entitle the holder to the benefits of this Indenture, until it has been certified by or on behalf of the Trustee substantially in the form set out in the Schedule A hereto or in some other form approved by the Trustee. Such signed certificate on any Bond shall be conclusive evidence that such Bond is duly issued, is a valid obligation of the Company and the holder is entitled to the benefits hereof.

2.8.2 The certificate of the Trustee signed on the Bonds shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Bonds or their issuance and the Trustee shall in no respect be liable or answerable for the use made of such Bonds or any of them or the proceeds thereof. The certificate of the Trustee signed on the said Bonds shall however be a representation and warranty by the Trustee that said Bonds have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.9 Registration of Bonds.

2.9.1 The Company shall cause to be kept by and at the principal office of the Trustee in the City of Vancouver, British Columbia, Canada a central register, and in such other place or places and by the Trustee or by such other registrar or registrars, if any, as the Company with the approval of the Trustee may designate, branch registers in which shall be entered the names and latest known addresses of the Bond holders and the other particulars prescribed by law of the fully registered Bonds held by them respectively and of all transfers of fully registered Bonds. Such registration shall be noted on the Bonds by the Trustee or other registrar. No transfer of a fully registered Bond shall be effective as against the Company unless made on one of the appropriate registers by the registered holder or his, her or their executors or administrators or other legal representatives or his, her or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, upon compliance with such requirements as the Trustee and/or other registrar may prescribe, and unless such transfer shall have been duly noted on such Bond by the Trustee or other registrar.

2.9.2 The registers referred to in Section 2.9.1 shall at all reasonable times be open for inspection by the Company, by the Trustee and by any Bond holder.

2.9.3 Subject to compliance with all applicable laws, the holder of a Bond may at any time and from time to time have such Bond transferred at any of the places at which a register is kept pursuant to the provisions of this Section 2.9 and in accordance with such reasonable regulations as the Trustee may prescribe.

2.9.4 The holder of a Bond may at any time and from time to time have the registration of such Bond transferred from the register in which the registration thereof appears to another register maintained in another place authorized for that purpose under the provisions of this Indenture upon payment of a reasonable fee to be fixed by the Trustee.

2.9.5 The register maintained by the Trustee pursuant to the terms hereof shall be conclusive proof of the ownership of the Bonds and the Company, the Trustee, any Bond register and any Paying Agent or any of them shall not be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Bond and may transfer any Bond on the direction of the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

2.9.6 Except in the case of the central register required to be kept at the City of Vancouver, British Columbia, Canada the Company shall have power at any time to close any branch register upon which the registration of any Bonds appears and in that event it shall transfer the records thereof to another existing register or to a new register and thereafter such Bonds shall be deemed to be registered on such existing or new register as the case may be. In the event that the register in any place is closed and the records transferred to a register kept in another place, notice of such change shall be given, in the manner provided in Section 11.2, to the holders of the Bonds registered in the register so closed and in addition the particulars of such change shall be recorded in the central register required to be kept in the City of Vancouver, British Columbia, Canada.

2.9.7 Every registrar shall, when requested so to do by the Company or the Trustee, furnish the Company or the Trustee, as the case may be, with a list of the names and addresses of the holders of Bonds showing the principal amounts and serial numbers of such Bonds held by each holder.

2.10 Mutilation, loss, theft or destruction of Bonds.

In case any of the Bonds shall become mutilated or be lost, stolen or destroyed, the Company, in its discretion, may issue, and thereupon the Trustee shall certify and deliver a new Bond upon surrender and cancellation of the mutilated Bond, or in the case of a lost, stolen or destroyed Bond, in lieu of and in substitution for the same, and the substituted Bond shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture equally with all other Bonds without preference or priority one over another. In case of loss, theft or destruction the applicant for a substituted Bond shall furnish to the Company and to the Trustee such evidence of such loss, theft or destruction as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion and shall pay all expenses incidental to the issuance of such substituted Bond.

2.11 Exchanges of Bonds.

2.11.1 Bonds of any denomination may be exchanged for Bonds of any other authorized denomination or denominations, any such exchange to be for Bonds of an equal aggregate principal amount.

2.11.2 Exchanges of Bonds may be made at the offices of the Trustee or at the offices of any other registrar or registrars where registers are maintained for the Bonds pursuant to the provisions of Section 2.9. Any Bonds tendered for exchange shall be surrendered to the Trustee or appropriate registrar and shall be cancelled.

2.11.3 Bonds issued in exchange for Bonds which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

2.11.4 Except as herein otherwise provided, in every case of exchange of Bonds of any denomination for other Bonds and for any transfer of Bonds, the Trustee or other registrar may make a sufficient charge to reimburse it for any stamp tax or other governmental charge required to be paid, and in addition a reasonable charge for its services for each Bond exchanged or transferred and a reasonable charge for every Bond issued upon such exchange or transfer, and payment of the said charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

2.11.5 Notwithstanding the provisions of Sections 2.9, neither the Company nor the Trustee nor any registrar shall be required to:

(a) transfer or exchange any Bonds during the periods commencing on any Interest Record Date and ending on the next following Interest Payment Date;

(b) transfer or exchange any Bonds on the day of any selection by the Company or the Trustee of any Bonds to be redeemed in accordance with Article 3 during the fifteen days next preceding any such date; or

(c) transfer or exchange any Bonds on the date of any selection by the Company or the Trustee of any Bonds to be converted or during the fifteen days next preceding any such date.

2.12 Place of Payment.

Except as herein otherwise provided, all sums which may at any time become payable, whether at maturity, upon conversion or on a declaration or on redemption or otherwise, on account of any Bond or any interest, shall be payable at any of the places at which the principal of and interest on such Bond are payable.

2.13 Partnership not created.

Each of the Company and the Trustee, on its own behalf and on behalf of the Bond holders, expressly disclaims any intention to create a partnership or joint venture. Nothing in this Indenture will constitute the parties or either of them partners or joint venturers nor, except as may be expressly provided in this Indenture, constitute any one of them the agent or agents of the other.

ARTICLE 3 - REDEMPTION AND PURCHASE FOR
CANCELLATION OF BONDS

3.1 Redemption of Bonds.

3.1.1 Subject to Section 3.1.2, the Company shall have the right, at its option, to redeem the Bonds either in whole at any time or in part from time to time before the Maturity Date and in accordance with the provisions hereof.

3.1.2 The Bonds shall not be redeemable by the Company at any time before December 31, 2005. The Bonds shall be redeemable on or after December 31, 2005 and prior to the Maturity Date in whole at any time or in part from time to time at the option of the Company at a price equal to the Redemption Price.

3.2 Partial Redemption of Bonds.

In case less than all of the outstanding Bonds are to be redeemed, the Company shall in each such case, at least twenty business days before the date upon which the Redemption Notice is required to be given, notify the Trustee in writing of its intention to redeem Bonds and of the aggregate principal amount of Bonds so to be redeemed. The Bonds so to be redeemed may be selected on a pro rata basis (to the nearest multiple of €1,000) in accordance with the principal amount of Bonds registered in the name of each holder, by lot by the Trustee, or, if applicable, by such other method that complies with the requirements of any stock exchange on which the Bonds are then listed or quoted and that the Trustee may deem equitable. For this purpose the Trustee may make regulations with regard to the manner in which such Bonds may be so selected and regulations so made shall be valid and binding upon all Bond holders. Bonds of denominations in excess of €1,000 may be selected and called for redemption in part only (such part being €1,000 or an integral multiple thereof) and, unless the context otherwise requires, references to Bonds in this Article 3 shall be deemed to include any such part of the principal amount of Bonds which shall have been so selected and called for redemption. The holder of any Bond called for redemption in part only, upon surrender of such Bond for payment as required by Section 3.6, shall be entitled to receive, without expense to such holder, one or more new Bonds for the unredeemed part of the Bond so surrendered, and the Trustee shall certify and deliver such new Bond or Bonds upon receipt of the Bonds so surrendered.

3.3 Redemption Notice.

Notice of intention to redeem any Bonds (a "Redemption Notice") prior to the maturity thereof shall be given by or on behalf of the Company to the holders of the Bonds which are to be redeemed, not more than 60 days and not less than 30 days prior to the date to be fixed for redemption (a "Redemption Date"), in the manner provided in Section 11.2. The Redemption Notice shall be substantially in the form set out in Schedule B hereto. Every Redemption Notice shall, unless all of the Bonds then outstanding are to be redeemed, state the designated numbers of the Bonds so called for redemption and, in case the Bonds are to be redeemed in part only, that part of the principal amount thereof so to be redeemed. Any Redemption Notice shall specify the Redemption Date, the Redemption Price, the place of payment, shall state that all interest thereon shall cease as of and after such Redemption Date, and shall state that the right to convert the Bonds to be redeemed will terminate and expire at the close of business on the business day immediately prior to the Redemption Date, unless the Company shall make default in the payment of the Redemption Price of such Bond.

3.4 Bonds Due on Redemption Dates.

3.4.1 Upon the provision of a Redemption Notice, all the Bonds so called for redemption shall thereupon be and become due and payable at the Redemption Price on the Redemption Date in the same manner and with the same effect as if it were the Maturity Date, anything therein or herein to the contrary notwithstanding, and from and after the Redemption Date, if the moneys necessary to redeem such Bonds shall have been deposited as hereinafter provided and affidavits or other proof satisfactory to the Trustee as to the mailing of such notices shall have been lodged with it, such Bonds shall not be considered as outstanding hereunder and interest upon such Bonds shall cease.

3.4.2 In case any question shall arise as to whether any notice has been given as above provided and any such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all interested parties.

3.5 Deposit of Redemption Moneys.

Upon Bonds having been called for redemption as hereinbefore provided, the Company shall deposit with the Trustee or with any Paying Agent to the order of the Trustee, or the Paying Agent, as the case may be, on or before the Redemption Date fixed in the Redemption Notice, such sums as may be sufficient to pay the Redemption Price of the Bonds so to be redeemed. From the sums so deposited the Trustee or the Paying Agent shall pay or cause to be paid to the holders of such Bonds so called for redemption, upon surrender of such Bonds, the principal and interest to which they are entitled on redemption.

3.6 Surrender of Bonds for Cancellation.

If the principal moneys due upon any Bond shall become payable by redemption or otherwise before the Maturity Date, the registered holder presenting such Bond for payment must surrender the same for cancellation and the Company shall pay or cause to be paid the principal of and interest accrued and unpaid thereon. All Bonds so surrendered for cancellation shall forthwith be delivered to the Trustee and shall be cancelled by it and, subject to Section 3.2, no Bonds shall be issued in substitution therefor.

3.7 Purchase of Bonds.

At any time no Event of Default shall have occurred and is continuing hereunder, the Company may purchase (by the payment of cash or through the issuance of Common Shares) all or any of the Bonds in the market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract. The Company may, in its sole discretion, cancel or reissue any or all Bonds so purchased. If the Company elects to cancel any Bonds so purchased, then the Company shall forthwith deliver such Bonds to the Trustee and such Bonds shall be cancelled by it and no Bonds shall be reissued in substitution therefor. If the Company elects to reissue any Bonds so purchased, then the Company shall forthwith deliver to the Trustee such Bonds and any transfer documents required in accordance with Section 2.9.3 with a direction to reissue and certify such Bonds in the names and amounts specified in such direction.

3.8 Redemption of Bonds on Maturity Date.

On the Maturity Date, the Company shall pay to the Trustee or any Paying Agent on behalf of the Bond holders an amount in cash equal to the principal amount of the Bonds then outstanding plus interest accrued and unpaid thereon (less any withholding or other tax required by law to be deducted) to but excluding the Maturity Date. The Trustee or the Paying Agent shall pay such amount to the registered Bond holders presenting such Bonds for payment and the provisions of Sections 8.2 and 8.3 shall be applicable thereto.

3.9 Repayment of Deposited Monies

Any monies which shall have been deposited with the Trustee or the Paying Agent for redemption of Bonds and which are not required for the purpose of redemption by reason of the conversion of Bonds or parts thereof shall be immediately repaid to the Company.

ARTICLE 4 - CONVERSION

4.1 Conversion Privilege and Conversion Price.

Subject to and upon compliance with the provisions of this Article 4 and any applicable laws, any Bond or any portion of the principal amount thereof which is €1,000 or an integral multiple of €1,000 plus interest accrued and unpaid thereon (less any withholding or other tax required by law to be deducted) as calculated in accordance with Section 2.5 may, at the option of the holder thereof, at any time up to, but not after, the close of business on the last business day immediately prior to the earlier of any date fixed for redemption of that Bond and the Maturity Date, be converted into fully paid and non-assessable Common Shares at the Conversion Rate (the "Conversion Privilege").

4.2 Conversion Procedure.

4.2.1 In order to exercise the Conversion Privilege, the holder of any Bond to be converted shall surrender such Bond to the Trustee at the Trustee's principal office in Vancouver, British Columbia, Canada accompanied by written notice substantially in the form of Schedule C hereto (which shall be irrevocable) and the appropriate transfer documents, as required, signed by such holder, in form and execution satisfactory to the Trustee, stating that the holder elects to convert such Bond or a stated portion of the principal amount thereof constituting an integral multiple of €1,000 plus interest accrued and unpaid thereon (less any withholding or other tax required by law to be deducted) as calculated in accordance with Section 2.5 to Common Shares. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Shares which shall be issuable on such conversion shall be issued. If any of the Common Shares to be issued hereunder are to be issued to a person or persons other than the holder of such Bond such request shall be accompanied by payment to the Trustee of any tax which may be payable by reason of the transfer. The surrender of such Bond accompanied by such written notice shall be deemed to constitute a contract between the holder of such Bond and the Company whereby:

(a) the holder of such Bond subscribes for the number of Common Shares which he or she shall be entitled to receive on such conversion;

(b) the holder of such Bond releases the Company from all liability thereon or from all liability with respect to that portion of the principal amount thereof to be converted, as the case may be, including all liability for the principal amount and accrued and unpaid interest payable to the Conversion Date of such Bonds to be converted; and

(c) the Company agrees that the surrender of such Bond for conversion constitutes full payment of the subscription price for the Common Shares issuable upon such conversion.

4.2.2 Within five business days of surrender of any Bonds to be converted and subject to the Company obtaining all approvals as set forth in Section 4.12, the Company shall issue or cause to be issued and deliver or cause to be delivered to the holder whose Bond is so surrendered, or on his or her written order, a certificate or certificates in the name or names of the person or persons specified in such notice for the number of Common Shares deliverable upon the conversion of such Bond (or specified portion thereof). Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (the "Conversion Date") such Bonds were surrendered for conversion and at such time the rights of the holder of such Bond as such holder shall cease and the person or persons in whose name or names any certificate or certificates for Common Shares shall be deliverable upon such conversion shall be deemed to have become on such date the holder or holders of record of the Common Shares represented thereby; provided, however, that no such surrender on any date when the share transfer registers for Common Shares of the Company shall be closed shall be effective until the close of business on the next succeeding day on which such share transfer registers are open and such conversion shall be at the Conversion Price in effect at the close of business on such next succeeding day.

4.2.3 Upon surrender to the Trustee of any Bond which is to be converted in part only, the holder thereof shall be entitled to receive, without expense to such holder, one or more new Bonds for the unconverted portion of the principal amount of the Bond so surrendered.

4.3 No Fractional Shares.

Notwithstanding anything herein contained, the Company shall in no case be required to issue fractional Common Shares upon the conversion of any Bond. If any fractional interest in a Common Share would, except for the provisions of this Section 4.3, be deliverable upon the conversion of any Bond, the Company shall adjust such fractional interest by rounding such interest up to the next whole Common Share.

4.4 Adjustment of the Conversion Price.

4.4.1 The Conversion Price shall be subject to adjustment from time to time as follows:

(a) If and whenever at any time the outstanding Common Shares of the Company shall be subdivided, redivided or changed into a greater or reduced or consolidated into a lesser number of shares or reclassified into different shares, any holder of Bonds who has not exercised his or her right of conversion prior to the effective date of such subdivision, redivision, change, consolidation, reduction or reclassification shall be entitled to receive and shall accept, upon the exercise of such right at any time on such effective date or thereafter, in lieu of the number of Common Shares to which he or she was theretofore entitled upon conversion at the Conversion Price, the aggregate number of shares of the Company that such Bond holder would have been entitled to receive as a result of such subdivision, redivision, change, consolidation or reclassification if, on the effective date thereof, he or she had been the registered holder of the number of Common Shares to which he or she was theretofore entitled upon conversion.

(b) In case the Company shall fix a record date for the issuance of additional Common Shares (or securities convertible into Common Shares) to the holders of any of its outstanding Common Shares by way of a stock dividend or other distribution (other than as dividends paid in the ordinary course), other than stock dividend to holders of Common Shares who exercise an option to receive any ordinary course equivalent dividends in Common Shares in lieu of receiving cash dividends, the Conversion Price shall be adjusted immediately after the record date for such stock dividend or other distribution by multiplying the Conversion Price in effect on such record date by a fraction of which the numerator shall be the total number of Common Shares outstanding on the record date and of which the denominator shall be the total number of Common Shares outstanding on the record date plus the number of additional Common Shares which shall result from the stock dividend or other distribution (assuming for this purpose that all Common Shares issuable upon the exercise of the conversion rights of the securities convertible into Common Shares have been issued). Common Shares owned by or held for the account of the Company and/or its wholly-owned Subsidiaries shall be deemed not to be outstanding for the purposes of any such computation. Any dividend or distribution on the Common Shares of the Company in Common Shares shall be deemed to have been issued on or immediately prior to the record date for such dividend or distribution for the purpose of calculating the number of outstanding Common Shares under Sections (c) and (d) below.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of its Common Shares:

(i) of shares in the capital of the Company of any class (other than the Common Shares);

(ii) of evidences of its indebtedness;

(iii) of assets (excluding cash dividends or distributions, dividends or distributions referred to in Section (b) above, stock dividends to holders of Common Shares who exercise an option to receive in the ordinary course equivalent dividends in Common Shares in lieu of receiving cash dividends and the distribution, by way of return of capital, reduction of paid up capital or otherwise, of all cobalt related assets owned by the Company and any of its Subsidiaries); or

(iv) of options, rights or warrants (excluding those referred to in Section (d) below),

then in each such case the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the Aggregate Market Capitalization on such record date (not including any Common Shares issued, or issuable upon exercise of any option, right or warrant, pursuant to such dividend) less the fair market value (as determined by the board of directors, whose determination shall be conclusive) of said shares or evidences of indebtedness or assets or options, rights or warrants so distributed, and of which the denominator shall be the Aggregate Market Capitalization immediately after such record date. Common Shares owned by or held for the account of the Company and/or its wholly-owned Subsidiaries shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively as of any such record date. To the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect based upon the said shares or evidences of indebtedness or assets or options, rights or warrants actually distributed.

(d) In case the Company shall fix a record date for the issuance of options, rights or warrants to all holders of its Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) within 45 days of such record date at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Common Share on such record date, the Conversion Price shall be adjusted immediately after the expiry of such 45-day period so that it shall equal the price determined by multiplying the Conversion Price in effect on the expiry of such 45-day period by a fraction, of which the numerator shall be the total number of Common Shares outstanding on the expiry of such 45-day period (not including any Common Shares outstanding as a result of such issuance) plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price per Common Share and of which the denominator shall be the total number of Common Shares outstanding on the expiry of such 45-day period plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable, as the case may be). Common Shares owned by or held for the account of the Company and/or its wholly-owned Subsidiaries shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively as of any such record date. To the extent that such options, rights or warrants are not so issued or such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually delivered upon the exercise of such options, rights or warrants.

(e) No adjustments of the Conversion Price shall be made pursuant to Sections (b), (c) or (d) above if the holders of Bonds are permitted (subject to satisfying all regulatory requirements) to participate in such dividend or distribution on the Common Shares of the Company in cash equivalent, Common Shares or in the issue of such options, rights, warrants or such distribution, as the case may be, as though and to the same effect as if they had converted their Bonds into Common Shares prior to the record date for such dividend or distribution or the issue of such options, rights or warrants or such distribution, as the case may be.

(f) In any case in which this Article 4 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (I) issuing to the holder of any Bond converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder's rights to receive such additional Common Shares upon the occurrence of the event requiring such adjustment.

(g) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this Section (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

4.5 Certificate as to Adjustment.

The Company shall from time to time immediately after the occurrence of any event which requires an adjustment in the Conversion Price as above provided, deliver an Officer's Certificate to the Trustee specifying the nature of the event requiring the adjustment and the amount of the adjustment thereby necessitated and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment therein specified shall be verified by an opinion of the Company's

Auditors and, when approved by the Trustee, be conclusive and binding on all parties in interest. The Company shall forthwith give notice, in the manner specified in Section 11.3, of such adjustment to the Trustee, which notice shall specify the Conversion Price after such adjustment and the event requiring such adjustment and the Trustee, forthwith upon receipt of such notice, shall deliver such notice to the Bond holders in the manner specified in Section 11.2.

4.6 Voluntary Decrease.

The Company from time to time may decrease the Conversion Price (subject to applicable law and the receipt of all regulatory approvals) by any amount and for any period of time if the board of directors has determined in good faith (to be evidenced by a resolution of the board of directors) that such decrease is in the Company's best interests; provided that such period is not less than 20 business days. Whenever the Conversion Price is decreased, the Company shall file with the Trustee a notice of the decrease, and the Trustee shall mail such notice to Bond holders, at the Company's expense. The Company shall file the notice at least 15 days before the date the decreased Conversion Price becomes effective. A voluntary decrease of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for the purposes of Section 4.4.

4.7 Notice to Bond Holders of Certain Events.

In the event that:

(a) the Company shall declare on its Common Shares any cash dividend per share which when added to the sum of the last four cash dividends per share paid on its Common Shares would exceed the sum of the last four cash dividends per share by more than 50%;

(b) the Company shall declare on its Common Shares any dividend payable in shares of the Company (other than a stock dividend to the holders of Common Shares who exercise an option to receive in the ordinary course equivalent dividends in Common Shares in lieu of receiving cash dividends) or make any other distribution on its Common Shares (other than a cash dividend);

(c) the Company shall offer for subscription pro rata to all the holders of its Common Shares any additional shares of any class of securities convertible into or exchangeable for Common Shares or shall issue any other options, rights or warrants to all of such holders;

(d) there shall be a reclassification or change of the Common Shares of the nature referred to in Section 4.9 or an amalgamation, merger, plan of arrangement or other reorganization of the Company with or into any other corporation or a sale, transfer or other disposition of all or substantially all of the assets of the Company;

(e) the Company shall take any action that would require an adjustment to the Conversion Price pursuant to Section 4.4; or

(f) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, in each such case, the Company shall give notice, in the manner specified in Section 11.3, to the Trustee and the Trustee shall give same notice to each Bond holder in the manner specified in Section 11.2, of the action which has occurred or the action proposed to be taken, as the case may be, and the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights or other options, rights or warrants, or (ii) such reclassification, change, amalgamation, merger, sale, transfer or other disposition, dissolution, liquidation or winding-up shall take place, as the case may be provided that the Company shall only be required to specify in such notice such particulars of such action as shall have been fixed and determined at the date on which such notice is given. Such notice shall also specify the date as of which the holders of Common Shares of record shall participate in such dividend, distribution, subscription rights or other options, rights or warrants, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, change, amalgamation, merger, sale, transfer or other disposition, dissolution, liquidation or winding-up as the case may be. Such written notice shall be given, with respect to the actions described in Sections (a) through (e) above, not less than 21 days prior to the record date or the date on which the Company's transfer books are to be closed with respect thereto.

4.8 Right of Conversion Ceases on Redemption.

The right of the holder of Bonds to convert any Bond called for redemption pursuant to the provisions hereof shall terminate and expire at the close of business on the business day immediately prior to the Redemption Date, unless the Company shall make default in the payment of the Redemption Price of such Bond.

4.9 Reclassifications, Reorganizations, Etc.

In case of any reclassification or change of the Common Shares (other than a change as a result of a subdivision or consolidation), or in case of any amalgamation of the Company with, merger of the Company into, plan of arrangement or other reorganization with any other corporation (other than an amalgamation, merger, plan of arrangement or other reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change, other than as aforesaid, of the Common Shares), or in case of any sale, transfer or other disposition of all or substantially all of the assets of the Company, the Company or the corporation formed by such amalgamation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee a supplemental Indenture providing that the holder of each Bond then outstanding shall have the right thereafter (until the expiration of the conversion right of such Bond) to convert such Bond into the kind and amount of shares and other securities and property receivable upon such reclassification, change, amalgamation, merger, sale, transfer or other disposition by a holder of the number of Common Shares into which such Bond might have been converted at the Conversion Price immediately prior to such reclassification, change, amalgamation, merger, sale, transfer or other disposition. Such supplemental Indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive reclassifications, changes, amalgamations, mergers, sales, transfers or other dispositions.

4.10 Cancellation of Bonds.

All Bonds surrendered for conversion shall be cancelled by the Trustee and, subject to Section 4.2, no Bonds shall be issued in substitution therefor.

4.11 Stock Options.

No adjustment of the Conversion Price shall be made as a result of or in connection with stock purchase options for the purchase of Common Shares heretofore or hereafter granted to or entered into with directors, officers, employees or consultants of the Company or any of its Affiliates in connection with their employment or engagement with the Company, whether entered into at the beginning of their employment or at any time thereafter, provided that the price payable pursuant to any such stock options granted or entered into shall be in accordance with the requirements of the Nasdaq National Market or any other exchange upon which the Common Shares may be listed for trading in effect when the stock option is granted.

4.12 Regulatory Approval of Conversion Privilege.

Notwithstanding anything else herein provided, the Bond holders' ability to exercise the Conversion Privilege is subject to and conditional upon the Company obtaining any necessary regulatory approval for the Conversion Privilege. Within five days of the Company obtaining any necessary regulatory approval for the Conversion Privilege, the Company will deliver to the Trustee an Officer's Certificate stating the fact that the Company has obtained any necessary regulatory approval for the Conversion Privilege.

4.13 Concerning the Trustee.

The Trustee shall not: (I) be under any duty or responsibility to any holders of Bonds to determine whether any facts exist which may require any adjustment to the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making same; (ii) be accountable with respect to the validity or value for the kind or amount of any Common Shares of the Company or other securities or property which may at any time be issued or delivered upon the exercise of the Conversion Privilege; or (iii) be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares of the Company or certificates therefor upon the exercise of the Conversion Privilege.

4.14 Legends on Common Shares.

If any Bonds are converted into Common Shares as herein provided, the certificate(s) representing the Common Shares shall be endorsed with such legend, if any, as may be prescribed by any exchange upon which the Common Shares are listed or as may be required by any securities regulatory authority having jurisdiction therefor and of which the Company shall have given notice thereof to the Trustee.

ARTICLE 5 - SUBORDINATION OF BONDS

5.1 Subordination of Bonds.

The Bond Indebtedness shall for all purposes be, and shall at all times remain, inferior, junior and subordinate to the Senior Indebtedness and shall rank at least pari passu with all other present or future unsecured indebtedness of the Company. By the acceptance of a Bond, each Bond holder agrees that the Bond Indebtedness is hereby expressly postponed and subordinated to the extent and in the manner hereinafter set forth in right of payment to the prior payment of the Senior Indebtedness, except to the extent that payments are permitted pursuant to Section 7.6.

5.2 Definition.

5.2.1 For purposes of this Article, the words "cash, property or securities" shall be deemed not to include shares of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated at least to the extent provided in this Article 5 with respect to the Bonds to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment and provided further that the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

5.3 Effect of Dissolution, Winding-up, Liquidation or Reorganization.

5.3.1 In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company and in the event of any proceedings for involuntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full in cash before any payment of or on account of any Bond Indebtedness is made by the Company.

5.3.2 Upon any distribution of assets of the Company on any dissolution, winding-up, liquidation, bankruptcy, insolvency or receivership (or other marshalling of assets of the Company equivalent thereto) of the Company:

(a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before the Bond holders (or the Trustee on behalf of the Bond holders) are entitled to receive any payment in respect of the Bond Indebtedness; and

(b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Bond holders (or the Trustee on behalf of the Bond holders) would be entitled, except for the provisions of this Article 5, shall be paid by the person making such payment or distribution (whether a trustee in bankruptcy, a receiver or receiver-manager or liquidating trustee or otherwise) directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interest may appear, to the extent necessary to pay in full in cash all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

5.3.3 In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, contemplated by this Section 5.3 shall be received by the Trustee or the Bond holders on account of the Bond Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under the relevant Senior Indebtedness Documents, may have been issued, as their respective interests may appear, forthwith for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

5.3.4 Upon any distribution of assets of the Company referred to in this Article 5, the Trustee and the Bond holders shall be entitled to rely upon a certificate of the liquidation trustee or agent or other person making any distribution to the Trustee or to the holders of the Bonds for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article; provided, however, that if no such liquidation trustee has been appointed or such liquidation trustee has not issued such a certificate, the Trustee, the Bond holders or both of them may pay any such funds received by them into court without attracting any liability whatsoever for such actions.

5.4 Subrogation of Bonds.

Subject to the payment in full of all Senior Indebtedness, the rights of the Trustee and Bond holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by the holders of Bonds but for the provisions of this Article 5, until the Bonds shall be paid in full and no such payment or distribution, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Bond holders, shall be deemed to be a payment by the Company to or for the account of the holders of Senior Indebtedness, it being understood that the provisions of this Article 5 are, and are intended, solely for the purpose of defining the relative rights of the holders of the Bonds, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article 5 or elsewhere in this Trust Indenture or in the Bonds is intended to or shall impair, as between the Company and its creditors (other than the holders of Senior Indebtedness and the Bond holders), the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Bonds the Bond Indebtedness as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Bonds and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Bond holder from exercising all remedies otherwise permitted by applicable law upon default under this Trust

Indenture, subject to the rights, if any, under this Article 5, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

5.5 No Payment to Bond Holders if Senior Indebtedness Due or in Default.

5.5.1 Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then (except as hereinafter in Sections 5.6.1(b) and 5.6.2 otherwise provided) all such matured Senior Indebtedness shall first be paid in full, or provisions for such payment shall first have been made, before any payment on account of the Bond Indebtedness is made.

5.5.2 Upon the happening of an event of default with respect to any Senior Indebtedness, as defined therein or in the relevant Senior Indebtedness Documents, under which the holders have accelerated the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, and except as otherwise provided in Section s 5.6.1(b) and 5.6.2, no payment (by purchase of Bonds or otherwise) shall be made by the Company with respect to the Bond Indebtedness. In the event that, notwithstanding the foregoing, the Company shall make any payment on the Bond Indebtedness then, except as hereinafter in Section s 5.6.1(b) and 5.6.2 otherwise provided, unless and until such event of default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have, become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under the relevant Senior Indebtedness Documents, as their respective interest may appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

5.5.3 The fact that any payment hereunder is prohibited by this Section 5.5 shall not prevent the failure to make such payment from being an Event of Default or default hereunder.

5.6 Payment of Bonds Permitted.

5.6.1 Nothing contained in this Trust Indenture, or in any of the Bonds, shall:

(a) prevent the Company, at any time, except under the conditions described in Section 5.5 hereof or during the pendency of any such dissolution, winding-up, liquidation, reorganization, bankruptcy, insolvency, receivership or other marshalling of assets as referred to in Section 5.3.1, from making payments at any time on the Bond Indebtedness; or

(b) upon the maturity or acceleration of any Senior Indebtedness or the happening of an event of default or the existence of facts described in Sections 5.5.1 or 5.5.2, prevent any payment being made by the Company or the Trustee in connection with the redemption of Bonds with respect to which a Redemption Notice shall have been given pursuant to Article 3 hereof prior to the Trustee receiving a notice (as contemplated in Section 5.6.2) of such maturity, acceleration or event of default or existence of facts described in Section 5.5.2.

5.6.2 Unless and until written notice shall be given to the Trustee by or on behalf of any holder of any Senior Indebtedness notifying the Trustee of the maturity or acceleration of such Senior Indebtedness or the happening of an event of default with respect to such Senior Indebtedness permitting the holders of such Senior Indebtedness to accelerate the maturity thereof, the Trustee and the Bond holders shall be entitled to assume, with respect to any moneys which may be received by the Trustee or the Bond holders from time to time pursuant to this Trust Indenture, that the provisions of Section 5.5 do not apply, and nothing in this Trust Indenture shall prevent the Trustee or the Bond holders from applying such moneys to the purposes for which the same were so received, notwithstanding the occurrence or continuance of an event of default with respect to such Senior Indebtedness.

5.7 Subordination Not to be Impaired.

No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Trust Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Without limiting the generality of the foregoing, all agreements and obligations of the Company, Trustee and Bond holders under this Article 5 shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any document or instrument providing for the issue or payment of, guarantee of, or security arrangement concerning, the Senior Indebtedness, or any other agreement or instrument relating thereto (the "Senior Indebtedness Documents");

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness or any other amendment or waiver of or any consent to any departure from the Senior Indebtedness Documents, including without limitation any increase in the obligations of the Company thereunder resulting from the extension of additional credit to the Company or any of its Affiliates or Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any security, or any taking, release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Senior Indebtedness;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Senior Indebtedness or any manner of sale or other disposition of any security or any other assets of the Company or other persons;

(e) any change, restructuring, or termination of the corporate structure or existence of the Company or other persons; or

(f) any other circumstance which might otherwise constitute a defence available to, or a discharge of, the Company.

The terms of this Article 5 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by a holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

5.8 Authorization of Bond Holders to Trustee to Effect Subordination.

Each holder of Bonds by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

5.9 Survival.

The terms of this Article 5 shall survive until all of the Senior Indebtedness is paid and satisfied in full.

5.10 Further Assurances.

The Trustee shall execute and deliver to a holder of Senior Indebtedness such further documents and do such further things as may reasonably be requested by such holders of Senior Indebtedness to give effect to the terms and conditions hereof. Upon request by the Company and upon receipt of an Officer's Certificate stating that the persons named are holders of Senior Indebtedness and specifying the nature of such Senior Indebtedness, the Trustee shall enter into a written agreement with the Company and the persons named in such Officer's Certificate in such form as may be acceptable to the Trustee to give effect to the terms and conditions of this Article 5.

ARTICLE 6 - COVENANTS OF THE COMPANY

6.1 Covenants of the Company

6.1.1 The Company hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Bond holders that:

(a) it will duly and punctually pay or cause to be paid to every Bond holder or to the Trustee on behalf of every Bond holder the principal of and interest accrued on the Bonds of which he or she is the holder on the dates, at the places, in the moneys, and in the manner mentioned herein and in the Bonds;

(b) subject to the express provisions hereof, it will carry on and conduct its business in a proper and efficient manner, and at all reasonable times it will furnish or cause to be furnished to the Trustee or its duly authorized agent or attorney such information relating to its business as the Trustee may reasonably require; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence;

(c) it shall pay, prior to delinquency, all material taxes, duties, assessments, and governmental fees, charges or levies except as contested in good faith and by appropriate proceedings;

(d) it will cause all property of the Company which is of a character usually insured by persons operating properties of a similar nature in the same or similar localities to be properly insured and kept insured with reputable insurers (which may include associations or other organizations for mutual or reciprocal insurance) against loss or damage by fire or other hazards of the nature and to the extent that such properties are usually insured by persons operating properties of a similar nature in the same or similar localities;

(e) so long as is required by the rules and regulations of the SEC and so long as any Bonds are outstanding, the Company shall file with the SEC all quarterly and annual reports and other documents that would be required to be filed with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, in each case, within the time period specified in the SEC's rules and regulations;

(f) for so long as any Bonds remain outstanding and if the Company is not subject to Section 13(a) and 15(d) of the Exchange Act, the Company shall furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(a)(d)(4) under the Securities Act;

(g) as long as any Bonds are outstanding hereunder, it shall maintain and not revoke the reservation of the Common Shares to be issued upon any potential conversion of the Bonds;

(h) it will pay the Trustee reasonable remuneration for its services as Trustee hereunder (including reimbursement for distributions which include legal services) and will repay to the Trustee on demand all moneys which shall have been paid by the Trustee in and about the execution of the trusts hereby created with interest at such reasonable rate as shall have been agreed to by the Trustee from time to time, from the date of expenditure until repayment, with a reasonable rate of interest to be charged by the Trustee on any overdue accounts of the Company, and such moneys and the interest thereon, including the Trustee's remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to the payment of any principal or interest on any of the Bonds. The said remuneration shall continue to be payable until the trusts hereof are finally wound up and whether or not the trusts of this Indenture shall be in course of administration by or under the direction of the court;

(i) in order to prevent any accumulation after maturity of unpaid interest or of any principal payable in respect of any Bonds, it will not directly or indirectly extend or assent to the extension of time for payment of any interest upon any Bonds or of any principal payable in respect of any Bonds and that it will not directly or indirectly be or become a party to or approve any such arrangement by funding any interest on said Bonds or any principal thereof or in any other manner; and that the Company shall and will deliver to the Trustee all Bonds when paid as evidence of such payment;

(j) it will annually within 140 days (or such shorter period as mandated by applicable legislation or policies) after the end of its fiscal year end furnish to the Trustee a copy of the consolidated financial statements and of the report of the Company's Auditors thereon which are furnished to the shareholders of the Company; provided, however, that the Trustee has no obligation to review, analyze or disseminate said information;

(k) if applicable, it will deliver, or will cause the Paying Agent to deliver, to the Trustee within ten days of each Interest Payment Date, an Officer's Certificate confirming that the interest on the Bonds has been paid;

(l) if applicable, it will deliver, or will cause the Paying Agent to deliver, to the Trustee within ten days of each Redemption Date, an Officer's Certificate confirming that the aggregate Redemption Price has been paid;

(m) if applicable, it will deliver, or will cause the Paying Agent to deliver, to the Trustee within ten days of the Maturity Date, an Officer's Certificate confirming that the Bond Indebtedness has been paid;

(n) subject to the express provisions hereof, it will do, observe and perform or cause to be done, observed and performed all matters and things necessary to be done, observed or performed by virtue of any applicable law of Canada or any province or territory thereof and the Applicable Trust Indenture Legislation, for the purpose of creating, performing or maintaining the trust herein referred to for the benefit of the Trustee and the holders and will do, observe and perform all the obligations hereby imposed upon it;

(o) generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture;

(p) it will give notice in writing to the Trustee of the occurrence of any Event of Default (or any condition, event or act which with the lapse of time and/or upon the giving of notice and/or the giving of a certificate would constitute an Event of Default) forthwith upon becoming aware thereof and without waiting for the Trustee to take any action;

(q) if the Company shall fail to perform any covenant on its part herein contained, the Trustee may in its discretion, but (subject to Section 7.2) need not, notify the Bond holders of such failure or it may perform any of said covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, it may make such payment or expenditure with its own funds, or with money borrowed by or advanced to it for such purpose, but shall be under no obligation so to do; and all sums so expended or advanced shall be repayable by the Company in the manner provided in Section 7.6, but no such performance or payment shall be deemed to relieve the Company from any default hereunder;

(r) it will, contemporaneously with the delivery of the financial statements pursuant to Section 6.1.1(j) and at any other time if requested by the Trustee, deliver to the Trustee an Officer's Certificate stating that the Company has complied with all covenants, conditions or other requirements contained in this Indenture the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default under this Indenture, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance; and

(s) it shall provide an Officer's Certificate setting out the Interest Amount and shall execute any further assurance setting out its obligations hereunder from time to time and upon the Trustee's reasonable request.

6.2 Trustee Indemnification.

The Company covenants and agrees that the Trustee, its directors, officers, employees and agents (the "Indemnified Parties") will at all times be indemnified and saved harmless by the Company from and against all claims, demands, losses, actions, causes of action, suits, proceedings, costs, charges, expenses, assessments, judgements, damages and liabilities whatsoever arising in connection with this Indenture, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Indemnified Parties contemplated hereby, expert consultation and legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Indemnified Parties, or any of them, may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Trustee's duties and including any deed, matter or thing in relation to the registration, perfection, release or discharge of security or any other services that the Trustee may provide in connection with or in any way relating to this Indenture. The foregoing provisions of this Section do not apply to the extent that in any circumstances there has been negligence, fraud or wilful misconduct of the Indemnified Parties or there has been a failure by the Indemnified Parties to act honestly and in good faith to discharge the Trustee's obligations under Section 13.11. The Company agrees that its liability hereunder shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Trustee.

6.3 Conversion of Currency.

6.3.1 The Company covenants and agrees that the provisions set out in this Section 6.3 shall apply to conversion of currency in the case of the Bonds and this Indenture:

(a) if for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in euros, then the conversion shall be made at the rate of exchange prevailing on the business day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine); and

(b) if there is a change in the rate of exchange prevailing between the business day before the day on which the judgment is given or an order of endorsement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in euros originally due.

6.3.2 In the event of the winding-up, bankruptcy, reorganization or other similar event involving the Company at any time while any amount or damages owing under the Bonds and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the holders of Bonds and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in euros due or contingently due under the Bonds and this Indenture (other than under this Section 6.3.2) is calculated for the purposes of such winding-up, bankruptcy, reorganization or other similar event and (2) the final date for the filing of proofs of claim in such winding-up, bankruptcy, reorganization or other similar event. For the purpose of this Section 6.3.2 the final date for the filing of proofs of claim in such winding-up, bankruptcy, reorganization or other similar event involving the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up, bankruptcy, reorganization or other similar event prior to payment by the liquidator or otherwise in respect thereto.

6.3.3 The obligations contained in Sections 6.3.1 and 6.3.2 shall constitute separate and independent obligations of the Company from its other obligations under the Bonds and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any holder of Bonds or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Section 6.3.2 above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the holders of Bonds or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or its liquidator. In the case of Section 6.3.2 above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

6.3.4 The term "rate(s) of exchange" shall mean the rate of exchange (which rate shall be the average of the buy and sell rate) quoted by the Bank of Canada at 12:00 noon (Vancouver time) for conversion of euros into the judgment currency other than euros referred to in Sections 6.3.1 and 6.3.2 above and includes any premiums and costs of exchange payable.

6.4 Currency Indemnity to Trustee.

If under any applicable laws and whether pursuant to a judgment being made or registered against the Company or for any other reason, if any payment of all or any part of the indebtedness owing by the Company to the Trustee is made or is to be satisfied in a currency other than in euros, then to the extent that the payment (when converted into such other currency at the prevailing rate of exchange on the date of payment, or, if it is not practicable for the Trustee to purchase such other currency with euros on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Trustee falls short of the amount of the indebtedness required to be paid, the Company and the Bondholders (by the acceptance of the Bonds) agree that they and each of them shall, as a separate and independent obligation, indemnify and hold harmless the Trustee against the amount of such shortfall.

ARTICLE 7 - DEFAULT

7.1 Acceleration of Maturity.

Upon the happening of any one or more of the following events (each herein sometimes referred to as an "Event of Default") namely:

(a) if the Company makes default in payment of the principal of any Bond when the same becomes due under any provision hereof or of the Bonds and such default continues for a period of five business days;

(b) if the Company makes default in payment of any interest due on any Bond and any such default continues for a period of 15 business days;

(c) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness;

(v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

(d) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company, and such Bankruptcy Order remains unstayed and in effect for 15 consecutive days;

(e) a Custodian shall be appointed out of court with respect to the Company, or with respect to all or any substantial part of the property of the Company, or any encumbrancer shall take possession of all or any substantial part of the property of the Company;

(f) the failure by the Company to pay when due at maturity or upon a default, event of default or similar condition under any bond, note, debenture or other evidence of indebtedness for money borrowed by the Company having an aggregate outstanding principal amount in excess of €10,000,000, not including any amounts the Company may owe under reimbursement or similar obligations to banks, sureties or other entities that have issued letters of credit, surety bonds, performance bonds or other guarantees to the extent any demands made under any such reimbursement or similar obligation relate to a draw under the related letter of credit or other instrument, which draw is being contested in good faith by the Company through appropriate proceedings, which default shall have resulted in that indebtedness being accelerated without that indebtedness being discharged or that acceleration having been rescinded or annulled within five business days after the Company's receipt of the Notice of Default from the Trustee or receipt by the Company and the Trustee of the Notice of Default from the holders of not less than 50% in aggregate principal amount of the Bonds then outstanding, unless that default has been cured or waived within 30 days; provided, however, that if such default under such agreement or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of the Trustee or any Bond holders;

(g) if the Company shall neglect to observe or perform any other material covenant or condition herein contained on its part to be observed or performed and, after notice in writing has been given by the Trustee to the Company specifying such default, requiring the Company to put an end to the same and stating that such notice is a "Notice of Default" hereunder (which said notice may be given by the Trustee, in its discretion, and shall be given by the Trustee upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the Bonds then outstanding), the Company shall fail to make good such default within a period of 30 days, unless the Trustee (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustee;

(h) if the Company fails to redeem any Bond pursuant to the terms hereof when obligated to do so; or

(i) if the Company fails to deliver Common Shares, when those Common Shares and/or cash are required to be delivered following the conversion of a Bond (provided that the Company has obtained all approvals set forth in Section 4.12) in accordance with the provisions hereof and such default continues for a period of ten days, then in each and every such event the Trustee may in its discretion and shall upon receipt of a requisition in writing signed by the holders of not less than 50% in principal amount of the Bonds then outstanding, subject to the provisions of Section 7.3, by notice in writing to the Company declare the principal of and interest on all Bonds then outstanding which would have been payable if the Company had redeemed the Bonds on the date of such declaration and all other moneys outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, anything therein or herein to the contrary notwithstanding, and the Company shall forthwith pay to the Trustee for the benefit of the Bond holders the principal of, and accrued and unpaid interest and interest on amounts in default on such Bonds hereunder, together with interest on such principal and interest at the Interest Rate, if any, from the date of the said declaration until payment in full is received by the Trustee. Such payment when made shall be deemed to have been made in discharge of the Company's obligations hereunder and any moneys so received by the Trustee shall be applied in the manner provided in Section 7.6. Notwithstanding the foregoing, upon the occurrence of an Event of Default pursuant to clauses (c), (d) or (e) above, the principal of or any interest on all Bonds then outstanding shall forthwith become due and payable without any further action by the Trustee or any holder.

7.2 Notice of Events of Default.

7.2.1 If an Event of Default described in Sections 7.1(c), (d), (e), (g), (h) or (I) shall occur and be continuing, the Company shall, within five business days of becoming aware of such occurrence, given notice of such occurrence to the Trustee in the manner provided in Section 11.3.

7.2.2 If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it becomes aware of the occurrence of such Event of Default, unless cured or waived in accordance with Section 7.3, give notice of such Event of Default to the Bond holders in the manner provided in Section 11.2, provided that, notwithstanding the foregoing, and except in connection with an Event of Default pursuant to Sections 7.1(c), (d) or (e), the Trustee shall not be required to give such notice if the Trustee in good faith shall have decided that the withholding of such notice is in the best interests of the Bond holders and shall have so advised the Company in writing.

7.3 Waiver of Default.

Upon the happening of any Event of Default hereunder:

(a) the holders of not less than 50% in principal amount of the Bonds then outstanding shall have power to instruct the Trustee to waive any default hereunder other than a default under Sections 7.1(a), (b) or (I), or a default in respect of a provision that under Section 10.11.2 cannot be amended without the consent of each holder of Bonds, or a default under Article 4, and/or to cancel any declaration made by the Trustee pursuant to Section 7.1 and the Trustee shall thereupon waive the default and/or cancel such declaration upon such terms and conditions as shall be prescribed in such requisition; and

(b) the Trustee, so long as it has not become bound to declare the principal of and interest on the Bonds then outstanding to be due and payable or to obtain or enforce payment of the same, shall have power to waive any default hereunder if, in the Trustee's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as to the Trustee may seem advisable, provided that no act or omission either of the Trustee or of the Bond holders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the rights resulting therefrom.

7.4 Enforcement by the Trustee.

7.4.1 Subject to the provisions of Section 7.3 and to the provisions of any majority resolution that may be passed by the Bond holders, in case the Company shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 7.1, the principal of and interest on all Bonds then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the Bonds then outstanding and upon being indemnified and funded (or reasonable provisions having been made for such funding) to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of the said principal of and interest on all the Bonds then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem necessary or expedient.

7.4.2 The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Bonds, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claim of the Trustee and of the holders of the Bonds allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Company or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Bonds by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Bonds with authority to make and file in the respective names of the holders of the Bonds or on behalf of the holders of the Bonds as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Bonds themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Bonds, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Bonds against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by majority resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Bond holder.

7.4.3 The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Bond holders.

7.4.4 All rights of action hereunder may be enforced by the Trustee without the possession of any of the Bonds or the production thereof on the trial or other proceedings relative thereto. Any such suit or proceeding instituted by the Trustee may be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Bonds subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Bonds, and it shall not be necessary to make any holders of the Bonds parties to any such proceeding.

7.5 Suits by Bond Holders.

No holder of any Bond shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Bonds or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless:

(a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder;

(b) the holders of at least 50% of the principal amount of the Bonds then outstanding shall have made a request in writing to the Trustee and the Trustee shall have been afforded reasonable opportunity to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose;

(c) the Bond holders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and

(d) the Trustee shall have failed to act within 45 days after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any such proceeding or any other remedy hereunder or by or on behalf of the holder of any Bonds.

7.6 Application of Moneys by Trustee.

Except as herein otherwise expressly provided, any moneys received by the Trustee from the Company pursuant to the foregoing provisions of this Article 7, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Company, shall be applied, together with any other moneys in the hands of the Trustee available for such purposes, as follows:

(a) first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other moneys furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(b) second, but subject to the provisions of Article 5, in payment of the principal of and accrued and unpaid interest and interest on amounts in default on the Bonds which shall then be outstanding in the priority of principal first and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by majority resolution and in that case in such order or priority as between principal and interest as may be directed by such resolution; and

(c) third, the surplus, if any, of such moneys shall be paid to the Company or its assigns.

7.7 Distribution of Proceeds.

Payments to holders of Bonds pursuant to paragraph 7.6(b) shall be made as follows:

(a) at least 10 business days' notice of every such payment shall be given in the manner provided in Section 11.2 specifying the time when and the place or places where the Bonds are to be presented and the amount of the payment and the application thereof as between principal and interest;

(b) payment of any Bond shall be made upon presentation thereof at any one of the places specified in such notice and any such Bond thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon;

(c) from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Bond after giving credit for the amount of the payment

(d) specified in such notice unless the Bond in respect of which such amount is owing be duly presented on or after the date so specified and payment of such amount be not made; and

(e) the Trustee shall not be required to make any interim payment to Bond holders unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in paragraph 7.6(a), exceed 25% of the principal amount of the Bonds then outstanding.

7.8 Remedies Cumulative.

No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Bonds, is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

7.9 Judgment Against the Company.

The Company covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Bond holders, judgment may be rendered against it in favour of the Bond holders or in favour of the Trustee, as Trustee for the Bond holders, for any amount which may remain due in respect of the Bonds and the interest thereon.

7.10 Immunity of Shareholders.

The Bond holders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Company or of any successor corporation for the payment of the principal of or interest on any of the Bonds or on any covenant, agreement, representation or warranty by the Company herein or in the Bonds contained, save and except only recourse with respect to damages resulting from fraud.

7.11 Trustee Appointed Attorney.

The Company hereby irrevocably appoints the Trustee to be the attorney of the Company in the name and on behalf of the Company to execute any instruments and do any acts and things which the Company ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

ARTICLE 8 - SATISFACTION AND DISCHARGE

8.1 Cancellation and Destruction.

Bonds shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Bonds cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Company, the Trustee shall furnish to it a destruction certificate in respect of the Bonds so destroyed.

8.2 Non-Presentation of Bonds.

In case the holder of any Bond shall fail to present the same for payment, for redemption or for conversion, as the case may be, on the date on which the principal thereof and/or the interest thereon or represented thereby be comes payable, either on the Maturity Date, the Redemption Date or the Conversion Date or otherwise, or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a) the Company shall be entitled to pay or deliver any such amounts to the Trustee and direct the Trustee to set aside such amounts; or

(b) in respect of moneys in the hands of the Trustee which may or should be applied to the payment of the Bonds, the Company shall be entitled to direct the Trustee to set aside; or

(c) if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside, the principal moneys and/or the interest, as the case may be, in trust to be paid to the holder of such Bond upon due presentation or surrender thereof in accordance with the provisions of this Indenture;

and thereupon the principal moneys and/or the interest payable on or represented by each Bond in respect whereof such moneys have been set aside shall be deemed to have been paid, no further interest shall accrue thereon for the benefit of the holder and the holder thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 8.3.

8.3 Repayment of Unclaimed Moneys.

Subject to applicable law, any moneys set aside under Section 8.2 and not claimed by and paid to holders of Bonds as provided in Section 8.2 within six years after the date of such setting aside shall be repaid to the Company by the Trustee on demand and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the holders of the Bonds in respect of which such moneys were so repaid to the Company shall have no rights in respect thereof except to obtain payment of the moneys due thereon from the Company. After return to the Company, holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

8.4 Discharge.

The Trustee shall at the request of the Company release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Company from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of and interest (including interest on amounts in default, if any) on all the Bonds and all other moneys payable hereunder have been paid or satisfied or that all the Bonds having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Bonds and of all moneys payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

ARTICLE 9 - SUCCESSOR CORPORATIONS

9.1 Certain Requirements.

The Company shall not, directly or indirectly, sell, transfer, assign, lease or otherwise dispose of all or substantially all of its property and assets as an entirety to any other Person and shall not amalgamate, consolidate or merge with or into any other Person (any such other Person being herein referred to as a "successor corporation") unless:

(a) the successor corporation shall execute, prior to or contemporaneously with the consummation of any such transaction, an indenture supplemental hereto together with such other instruments as are, in the opinion of Counsel, necessary or advisable to evidence the assumption by the successor corporation of the due and punctual payment of all the Bonds and the interest thereon and all other moneys payable hereunder and the covenant of the successor corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Company under this Indenture;

(b) such transaction shall, in the opinion of Counsel, be upon such terms as substantially to preserve and not impair any of the rights and powers of the Trustee or of the Bond holders hereunder;

(c) no condition or event shall exist as to the Company or the successor corporation either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto or immediately after the successor corporation complying with the provisions of clause (a) above which constitutes or would constitute an Event of Default hereunder; and

(d) an Officer's Certificate and an opinion of Counsel, each stating that the amalgamation, merger, consolidation, transfer, assignment or lease complies with the provisions of this Indenture, have been delivered by the Company to the Trustee.

9.2 Vesting of Powers in Successor.

Whenever the conditions of Section 9.1 have been duly observed and performed the successor corporation shall possess and from time to time may exercise each and every right and power of the Company under this Indenture in the name of the Company or otherwise and any act or proceeding by any provision of this Indenture required to be done or performed by any directors or officers of the Company may be done and performed with like force and effect by the directors or officers of such successor corporation.

ARTICLE 10 - MEETINGS OF BOND HOLDERS

10.1 Right to Convene Meeting.

The Trustee may at any time and from time to time and shall on receipt of a written request of the Company or a written request signed by the holders of not less than 50% in principal amount of the Bonds then outstanding and upon being indemnified and funded to its reasonable satisfaction by the Company or by the Bond holders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Bond holders. In the event of the Trustee failing within 30 days after receipt of any such request and such indemnity and funding to give notice convening a meeting, the Company or such Bond holders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver, British Columbia, Canada or at such other place as may be approved or determined by the Trustee.

10.2 Notice of Meetings.

At least 21 days' notice of any meeting shall be given to the Bond holders in the manner provided in Section 11.2 and a copy thereof shall be sent by mail to the Trustee and to the Company. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

10.3 Chairman.

Some person, who need not be a Bond holder, nominated in writing by the Trustee shall be the chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Bond holders present in person or by proxy shall choose some person present to be chairman.

10.4 Quorum.

Subject to the provisions of Sections 10.12 and 10.17, at any meeting of the Bond holders a quorum shall consist of Bond holders present in person or by proxy and representing at least 50% in principal amount of the outstanding Bonds. If a quorum of the Bond holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Bond holders or pursuant to a request of the Bond holders, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a business day in which case it shall be adjourned to the next following business day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting the Bond holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 50% of the principal amount of the outstanding Bonds.

10.5 Power to Adjourn.

The chairman of any meeting at which a quorum of the Bond holders is present may with the consent of the holders of a majority in principal amount of the Bonds represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

10.6 Show of Hands.

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

10.7 Poll.

On any majority resolution and on any other question submitted to a meeting when demanded by the chairman or by one or more Bond holders and/or proxies for Bond holders holding at least €10,000 principal amount of Bonds, a poll shall be taken in such manner and either at once or after an adjournment, as the chairman shall direct. Questions other than when a poll is demanded shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Bonds represented at the meeting and voted on the poll.

10.8 Voting.

On a show of hands every person who is present and entitled to vote, whether as a Bond holder or as proxy for one or more Bond holders or both, shall have one vote. On a poll each Bond holder present in person or represented by a proxy (which proxy need not be a Bond holder) duly appointed by an instrument in writing shall be entitled to one vote in respect of each €1,000 principal amount of Bonds of which he shall then be the holder or in the case of joint holders of a Bond, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others, but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Bonds of which they are joint holders.

10.9 Regulations.

10.9.1 The Trustee, or the Company with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for and governing:

(a) the voting by proxy by Bond holders and form of instrument appointing proxies where authorized under such regulations and the manner in which the same shall be executed, and for the production of the authority of any person signing on behalf of the giver of such proxy;

(b) the deposit of instruments appointing proxies at such place as the Trustee, the Company or the Bond holders convening the meeting, as the case may be, may, in the notice convening the meeting, direct the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

(c) the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled, telegraphed, telecopied or sent by telex before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

10.9.2 Any regulation made in accordance with this Section 10.9 shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Bonds, or as entitled to vote or be present at the meeting in respect thereof, shall be Bond holders and persons whom Bond holders have by instrument in writing duly appointed as their proxies.

10.10 Company and Trustee May be Represented.

The Company and the Trustee, by their respective officers and directors, the Auditors of the Company, and the legal advisers of the Company and the Trustee, may attend any meeting of the Bond holders and of any committee appointed pursuant to paragraph 10.11(g), but shall have no vote as such.

10.11 Powers Exercisable by Majority Resolution.

10.11.1 In addition to the powers conferred upon them by Section 7.3 or any other provisions of this Indenture or by law, but subject to Section 10.11.2 and Section 10.17, a meeting of the Bond holders shall have the following powers exercisable from time to time by majority resolution subject to receipt of the prior approval of regulatory authority as applicable:

(a) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Bond holders and/or the Trustee against the Company, or against its property, whether such rights arise under this Indenture or the Bonds or otherwise;

(b) power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture which shall be agreed to by the Company and to authorize the Trustee to concur in and execute any Indenture supplemental hereto embodying any modification, change, addition or omission;

(c) power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Company or for the consolidation, amalgamation or merger of the Company with any other Person or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Company or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 9.1 shall have been complied with;

(d) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such majority resolution or to refrain from exercising any such power, right, remedy or authority;

(e) power to waive and direct the Trustee to waive any default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 7.1 either unconditionally or upon any condition specified in such majority resolution;

(f) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company;

(g) power to appoint a committee with power and authority subject to such limitations, if any, as may be prescribed in the resolution to exercise, and to direct the Trustee to exercise, on behalf of the Bond holders, such of the powers of the Bond holders as are exercisable by majority or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation of such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Bond holders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Bond holders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(h) power to remove the Trustee from office and to appoint a new Trustee or Trustees to take the place of the Trustee so removed provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture;

(i) power to sanction the exchange of the Bonds for or the conversion thereof into shares, bonds, Bonds or other obligations of the Company or of any other Person formed or to be formed;

(j) power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of paragraph 10.11.1(I); and

(k) power to amend, alter or repeal any majority resolution previously passed or sanctioned by the Bond holders or by any committee appointed pursuant to paragraph 10.11.1(g).

Notwithstanding the foregoing provisions of this Section 10.11.1, none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 5 which in the opinion of Counsel could reasonably be expected to detrimentally affect the rights, remedies or recourse of the priority of the holders of any Senior Indebtedness.

10.11.2 Notwithstanding Section 10.11.1, without the consent of each Bond holder affected, an amendment, modification or supplement to this Indenture or the Bonds may not:

(a) reduce the threshold amount of Bonds whose holders must consent to any amendment or waiver under this Indenture or modify the provisions relating to such amendment or waiver;

(b) reduce the Interest Rate or extend the time for payment of interest on any Bonds;

(c) reduce the Redemption Price or Conversion Price (except, with respect to the Conversion Price, as otherwise permitted by this Indenture) of any Bond or extend the date by which the Company is required to deliver Common Shares issuable on conversion or the date on which the Redemption Price of any Bond is payable;

(d) make any change in Section 7.3 or this Section 10.11.2, except to increase any percentage set forth therein;

(e) make any change that adversely affects the right of any holder to convert any Bond (except as such right is otherwise limited by this Indenture);

(f) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Bonds; or

(g) make any change that would result in the Company being required to make any deduction or withholding from payments made in respect of the Bonds.

It shall not be necessary for the consent of the holders under this Section 10.11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

10.12 Meaning of "Majority Resolution".

10.12.1 The expression "majority resolution" when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as a majority resolution at a meeting of Bond holders duly convened for the purpose and held in accordance with the provisions of this Article 10 at which the holders of at least 50% in principal amount of the Bonds then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less then 50% of the principal amount of Bonds represented at the meeting and voted on a poll upon such resolution.

10.13 Powers Cumulative.

It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the Bond holders by majority resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Bond holders to exercise the same or any other such power or combination of powers thereafter from time to time.

10.14 Minutes.

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Bond holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had thereat, to have been duly passed and had.

10.15 Instruments in Writing.

Subject to Section 10.17, all actions which may be taken and all powers that may be exercised by the Bond holders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 50% of the principal amount of all the outstanding Bonds by an instrument in writing signed in one or more counterparts and the expression "majority resolution" when used in this Indenture shall include an instrument so signed.

10.16 Binding Effect of Resolutions.

Every majority resolution passed in accordance with the provisions of this Article 10 at a meeting of Bond holders shall be binding upon all the Bond holders, whether present at or absent from such meeting, and every instrument in writing signed by Bond holders in accordance with Section 10.15 shall be binding upon all the Bond holders, whether signatories thereto or not, and each and every Bond holder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such majority resolution and instrument in writing.

10.17 Evidence of Rights of Bond Holders.

Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Bond holders may be in any number of concurrent instruments of similar tenor signed or executed by such Bond holders and the Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

ARTICLE 11 - NOTICES

11.1 Notice to Company.

Any notice to the Company under the provisions of this Indenture shall be valid and effective if:

(a) delivered;

(b) subject to Section 11.5, sent by registered letter, postage prepaid; or

(c) facsimiled and confirmed by first class mail, postage prepaid, to the Company addressed to it at Suite 1620, 400 Burrard Street, Vancouver, British Columbia, Canada V6C 3A6, facsimile (604) 683-3205, Attention: The President and a copy delivered to Clark, Wilson, Suite 800, 885 West Georgia Street, Vancouver, British Columbia, Canada, facsimile (604) 687-6314, Attention: Virgil Hlus. The Company may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company for all purposes of this Indenture.

11.2 Notice to Bond Holders.

11.2.1 All notices to be given hereunder with respect to the Bonds shall be deemed to be validly given to the Bond holders if sent by ordinary mail, postage prepaid, by letter or circular, facsimile, or other recorded means of communication addressed to such holders at their post office addresses or address of any recorded means of communications device appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given five business days following the day of mailing or on the date sent by facsimile, as the case may be. Accidental error or omission in giving notice or accidental failure to mail notice to any Bond holder shall not invalidate any action or proceeding founded thereon.

11.2.2 All notices with respect to any Bond may be given to any one of the holders thereof (if more than one) who is named in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of and/or persons interested in such Bond.

11.3 Notice to Trustee.

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if:

(a) delivered;

(b) subject to Section 11.5, sent by registered letter, postage prepaid; or

(c) facsimiled and confirmed by first class mail, postage prepaid, to the Trustee addressed to it at Computershare Trust Company of Canada at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, facsimile (604) 685-4079, Attention: Corporate Trust Department. The Trustee may from time to time notify the Company in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Trustee for all purposes of this Indenture.

11.4 Receipt of Notices.

Any notice given to the Company or the Trustee in the manner set out in Sections 11.1 or 11.3, as the case may be, shall be deemed to have been effectively given:

(a) if delivered, on the date so delivered;

(b) if sent by facsimile, on the date such facsimile is sent; or

(c) if mailed, subject to Section 11.5, on the date five business days after the date of mailing

11.5 Mail Service Interruption.

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee or to the Company would reasonably be unlikely to reach its destination in the ordinary course of mail, such notice shall be valid and effective only if delivered to the party to which it is addressed or if sent to such party, at the appropriate address in accordance with Section 11.1 or 11.3, as the case may be, by facsimile or other means of prepaid transmitted or recorded communication.

11.6 Waiver of Notice.

Where this Indenture provides for notice to any person in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

ARTICLE 12 - CONCERNING THE TRUSTEE

12.1 Trust Indenture Legislation.

12.1.1 This Indenture is subject to the provisions of the Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions. Without limiting the foregoing, the Trustee and the Company each agree to comply with all provisions of the Trust Indenture Legislation applicable to or binding upon each of them in connection with this Indenture.

12.1.2 If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Indenture legislation, such mandatory requirement shall prevail.

12.2 No Conflict of Interest.

The Trustee represents to the Company that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder.

12.3 Replacement of Trustee.

12.3.1 The Trustee may resign its trusts and be discharged from all further duties and liabilities hereunder by giving to the Company 90 days' notice in writing or such shorter notice as the Company may accept as sufficient. In the event of the Trustee resigning or being removed as provided in Section 10.11 or Section 12.3.3 or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Bond holders; failing such appointment by the Company, the retiring Trustee or any Bond holder may apply to a Judge of the Supreme Court of British Columbia, on such notice as such Judge may direct, for the appointment of a new Trustee but any new Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Bond holders. Any new Trustee appointed under any provision of this Section shall be a company authorized to carry on the business of a trust company in the province of British Columbia and upon any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

12.3.2 Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Indenture without the execution of any instrument or any further act.

12.3.3 Subject to Section 12.3.1, the Company may, in its absolute discretion, remove the Trustee and discharge the Trustee from all further duties hereunder by giving the Trustee 30 days' notice in writing or such shorter notice as the Trustee may accept as sufficient at any time.

12.4 Experts, Advisers and Agents.

The Trustee may:

(a) act on the opinion or advice of or information obtained from any solicitor, auditor, valuator, engineer, surveyor, or other expert, whether obtained by the Trustee or by the Company, or otherwise, and may employ such assistants as may be necessary to the proper discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b) employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof. Any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Company.

12.5 Trustee May Deal in Bonds.

Subject to Section 12.2 the Trustee may buy, sell, lend upon and deal in the Bonds and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

12.6 Deposit of Moneys Held by Trustee.

12.6.1 Unless otherwise provided in this Indenture, any moneys held by the Trustee on deposit with the Trustee or which may be in the hands of the Trustee shall be deposited in a non-interest bearing trust account in the name of the Trustee in any chartered bank of Canada or in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada, or any province thereof.

12.7 Trustee Not Ordinarily Bound.

Except as provided in Sections 7.1 and 7.2 and as otherwise specifically provided herein, the Trustee shall not, subject to the provisions of Trust Indenture Legislation, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Company of any of the obligations herein imposed upon the Company or of the covenants on the part of the Company herein contained, nor in any way to supervise or interfere with the conduct of the Company's business, unless the Trustee shall have been required to do so in writing by the holders of not less than 50% of the aggregate principal amount of the Bonds then outstanding or by any majority resolution of the Bond holders passed in accordance with the provisions contained in Article 10, and then only after it shall have been indemnified and funded (or provision having been made for such funding which are satisfactory to the Trustee) to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

12.8 Trustee Not Required to Give Security.

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

12.9 Acceptance of Trust.

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and in law in trust for the various persons who shall from time to time be Bond holders, subject to all the terms and conditions herein set forth.

12.10 Protection of the Trustee.

The Trustee:

(a) shall not at any time be under any duty or responsibility to any Bond holder to determine whether any facts exist which may require any adjustment contemplated by Section 4.4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b) shall not be accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Bond;

(c) shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares or certificates for the same, if any, pursuant to the terms of this Indenture;

(d) shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Company;

(e) shall not incur any liability or responsibility whatever or be in any way responsible for the consequences of any act of negligence or fraud of its agents so long as such agents were employed in good faith;

(f) shall not incur any liability or responsibility whatever or be in any way responsible for any moneys deposited with any person other than the Trustee; and

(g) shall not incur any liability or responsibility whatever or be in any way responsible for the consequences of accepting a document as genuine without further inquiry, provided such document is accepted in good faith.

12.11 Trustee Standard of Care.

In the exercise of its rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances and the Trustee shall be bound to the standard of care required of it under Trust Indenture Legislation.

12.12 Third Party Interests.

The Company hereby represents to the Trustee that any account to be opened by, or interest to held by, the Trustee in connection with this Indenture for or to the credit of the Company, either: (I) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Company agrees to complete and execute forthwith a declaration in the Trustee's prescribed form as to the particulars of such third party.

12.13 Trustee Not Bound to Act.

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgement, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgement, determine at any time that its acting under this Indenture has resulted in its being in noncompliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Company provided: (I) that the Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee's satisfaction within such 10 day period, then such resignation shall not be effective.

12.14 Trustee Shall Not Expend its Own Funds.

None of the provisions contained in this Trust Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified.

ARTICLE 13 - SUPPLEMENTAL INDENTURES

13.1 Supplemental Indentures.

13.1.1 Notwithstanding any other provision contained herein, from time to time the Trustee and,

(a) when authorized by a resolution of its directors, the Company, may and, when required by this Indenture, they shall execute, acknowledge and deliver, by their proper officers, deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(b) adding to the covenants of the Company herein contained for the protection of the Bond holders and/or providing for events of default in addition to those herein specified;

(c) making such provision not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Bonds which do not affect the substance thereof and which, in the opinion of the Trustee upon advice from Counsel, it may be expedient to make, provided that the Trustee shall be of the opinion that such provisions and modifications will not be prejudicial to the interests of the Bond holders;

(d) evidencing the succession, or successive successions, of other corporations to the Company and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e) giving effect to any majority resolution passed as provided in Article 10;

(f) making any change to comply with any exemption from qualification under the TIA, or to comply with Canadian federal or provincial legislation relating to trust Indentures;

(g) surrendering any right, power or option conferred by this Indenture on the Company; and

(h) for any other purpose not inconsistent with the terms of this Indenture.

13.1.2 The Trustee may also, without the consent or concurrence of the Bond holders, by supplemental indenture or otherwise, concur with the Company in making any changes or corrections in this Indenture which:

(a) in the good faith opinion of the board of the directors of the Company do not materially adversely affect the rights of any holder of Bonds, as evidenced by a resolution of the board of directors contained in an Officer's Certificate provided to the Trustee; and

(b) it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any deed or Indenture supplemental or ancillary hereto, provided that in the opinion of the Trustee upon advice from Counsel the rights of the Trustee are in no way prejudiced thereby.

ARTICLE 14 - EVIDENCE OF OWNERSHIP

14.1 Evidence of Ownership.

The Company and the Trustee may treat the holder of any Bond as the owner thereof without actual production of such Bond for the purpose of any request, requisition, direction, consent, instrument or other document as aforesaid.

ARTICLE 15 - EXECUTION AND FORMAL DATE

15.1 Counterpart Execution.

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

15.2 Formal Date.

This Indenture may be referred to as bearing the formal date of January 7, 2004 irrespective of the actual date of execution hereof.

IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

MFC BANCORP LTD.

Per: /s/ Michael Smith
Authorized Signatory

Per:
Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:
Authorized Signatory

Per:
Authorized Signatory

SCHEDULE A
MFC BANCORP LTD.
4.4% CONVERTIBLE UNSECURED SUBORDINATED BONDS

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

No.: ____

Issue Date	January 7, 2004
Principal Amount	EURO _____

MFC BANCORP LTD., a company duly organized and subsisting under the laws of Yukon Territory (the "Company"), for value received, hereby promises to pay to

______________________________________________________________________________

[insert name and address]

or its registered assigns, the principal amount set out above of euros on December 31, 2009.

This Bond shall bear interest and the interest shall accrue and be calculated in the manner and shall be paid as specified on the reverse of this Bond. This Bond is subject to redemption and conversion as specified on the reverse of this Bond. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the reverse of this Bond.

Additional provisions of this Bond are set forth on the reverse of this Bond, which additional provisions shall for all purposes have the same effect as if set forth at this place.

MFC BANCORP LTD.

Per:
Authorized Signatory

Computershare Trust Company of Canada, as Trustee, certifies that this Bond is a Bond referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY
OF CANADA:

Per:
Authorized Signatory

Per:
Authorized Signatory

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

[FORM OF REVERSE OF BOND]

4.4% Convertible Unsecured Subordinated Bond

1. Interest

(a) The Company shall pay simple interest on each Bond in arrears in biannual instalments on the Interest Payment Dates commencing on December 31, 2004 at the rate of 4.4% per annum computed on the basis of a 365 day year. Subject to the terms and conditions of the Indenture hereinafter referred to, interest shall accrue from and including the most recent date to which interest has been paid or made available for payment or, if no interest has been paid or made available for payment, from and including January 7, 2004. The interest so payable will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Bond is registered at the close of business on the tenth day preceding each Interest Payment Date whether or not such day is a business day. Interest shall cease to accrue on (and excluding) the earlier of (I) the Maturity Date; or (ii) any Conversion Date, Redemption Date or other date on which interest shall cease to accrue in accordance with the Indenture.

(b) If the principal amount hereof or any portion of the principal amount hereof is not paid when due (whether upon acceleration pursuant to Section 7.1 of the Indenture, upon the Redemption Date pursuant to paragraph 6 hereof or upon the Maturity Date) or if interest is not paid when due upon the Interest Payment Dates provided for in Section 1(a) hereof, or if Common Shares are not delivered when due upon the conversion of this Bond then in each such case the Company shall pay interest on the overdue amount at the rate of 4.4% per annum, which interest (to the extent payment of such interest shall be legally enforceable) shall accrue from the date such overdue amount was due to, but excluding, the date payment of such amount, including interest thereon, has been made or duly provided for.

2. Method of Payment

Subject to the terms and conditions of the Indenture and certain exceptions contained therein, the Company will make payments as set forth in the Indenture. Holders must surrender Bonds to the Trustee to collect payments in respect of the Bonds, other than payments of interest only. The Company will pay cash amounts in euros and may make such cash payments by cheque, electronic transfer of funds or other method acceptable to the Trustee. Interest will be payable at the office of the Trustee or the Paying Agent, except that, at the option of the Company, payment of interest may be made by electronic transfer of funds or by cheque mailed first-class mail to the address of the person entitled thereto at such address as shall appear in the principal register for the Bonds.

3. Registrar

Initially, Computershare Trust Company of Canada (the "Trustee") will act as registrar and Paying Agent. The Company may appoint and change any Paying Agent upon notice to the Trustee and the Bond holders. The Company or any Subsidiary or Affiliate of the Company may act as Paying Agent.

4. Indenture

The Company issued the Bonds under an Indenture dated as of January 7, 2004 (the "Indenture") between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. If there is an inconsistency between the terms of this Bond and the terms set out in the Indenture, the terms of the Indenture will govern. The Indenture is incorporated by reference in this Bond.

5. Subordination

The indebtedness evidenced by this Bond is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

6. Redemption at the Option of the Company

At any time on or after December 31, 2005, the Company may, at its option, redeem the Bonds in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon (less any withholding or other tax required by law to be deducted) to but excluding the Redemption Date (the "Redemption Price").

If fewer than all the Bonds are to be redeemed, the Bonds will be redeemed in principal amounts of €1,000 or integral multiples of €1,000 pro rata or by another method that complies with the requirements of any exchange on which the Bonds are listed or quoted and that the Trustee shall deem equitable.

7. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Bonds to be redeemed to the holder's registered address. If cash sufficient to satisfy the Redemption Price of all Bonds (or portions thereof) to be redeemed on the Redemption Date are deposited with the Trustee prior to or on the Redemption Date, on and after such Redemption Date, interest shall cease to accrue on such Bonds or portions thereof.

Bonds in denominations larger than €1,000 principal amount may be redeemed in part but only in integral multiples of €1,000 principal amount.

8. Conversion

Subject to and conditional upon the Company obtaining any necessary regulatory approval for the Conversion Privilege, a holder of a Bond may convert it into Common

Shares at any time prior to the close of business on the Maturity Date in accordance with the Indenture, provided that if the Bond is called for redemption, the holder is entitled to convert it at any time before the close of business on the last business day prior to the Redemption Date.

The Conversion Price shall be (I) €16.53 if the Bonds are converted on or before June 30, 2004, (ii) €17.36 if the Bonds are converted after June 30, 2004 but on or before June 30, 2005, (iii) €18.23 if the Bonds are converted after June 30, 2005 but on or before June 30, 2006, (iv) €19.14 if the Bonds are converted after June 30, 2006 but on or before June 30, 2007, (v) €20.09 if the Bonds are converted after June 30, 2007 but on or before June 30, 2008, (vi) €21.10 if the Bonds are converted after June 30, 2008 but on or before June 30, 2009 and (vii) €22.15 if the Bonds are converted after June 30, 2009. The Conversion Price is subject to adjustment upon the occurrence of certain events described in the Indenture, including the events described below.

Subject to the Indenture, to convert a Bond, a holder must (1) complete and manually sign a conversion notice in the form attached as Schedule C to the Indenture and deliver such notice to the Trustee, (2) surrender the Bond to the Trustee, (3) furnish appropriate endorsements and transfer documents if required by the Trustee or the Company, and (4) pay any transfer or similar tax, if required.

A Bond holder may elect to convert a portion of a Bond, plus interest accrued and unpaid thereon (less any withholding or other tax required by law to be deducted) as calculated in accordance with Section 2.5 of the Indenture, if the principal amount of such portion is €1,000 or an integral multiple of €1,000. No payment or adjustment will be made for dividends or other distributions on the Common Shares except as provided in the Indenture.

Within five business days of surrender of any Bonds to be converted and subject to the Company obtaining all approvals as set forth in Section 4.12 of the Indenture, the Company shall issue or cause to be issued and deliver or cause to be delivered to the holder whose Bond is so surrendered, or on his or her written order, a certificate or certificates in the name or names of the person or persons specified in such notice for the number of Common Shares deliverable upon the conversion of such Bond (or specified portion thereof). Such conversion shall be deemed to have been effected immediately prior to the close of business on the date such Bonds were surrendered for conversion and at such time the rights of the holder of such Bond as such holder shall cease and the person or persons in whose name or names any certificate or certificates for Common Shares shall be deliverable upon such conversion shall be deemed to have become on such date the holder or holders of record of the Common Shares represented thereby; provided, however, that no such surrender on any date when the share transfer registers for Common Shares of the Company shall be closed shall be effective until the close of business on the next succeeding day on which such share transfer registers are open and such conversion shall be at the Conversion Price in effect at the close of business on such next succeeding day.

If the Company is a party to a consolidation, amalgamation, merger or binding share exchange, a transfer of distributions or certain other transactions described in the Indenture, the right to convert a Bond may be changed into a right to convert it into securities, property or assets (including cash) of the Company or another person.

9. Denominations; Transfer; Exchange

The Bonds are issued in denominations of €1,000 and integral multiples thereof. A holder may transfer or exchange Bonds in accordance with the Indenture. The Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Trustee need not transfer or exchange any Bonds selected for redemption (except, in the case of a Bond to be redeemed in part, the portion of the Bond not to be redeemed) for a period of 15 days before a selection of Bonds to be redeemed or any Bonds that the Company may have acquired in any manner whatsoever.

10. Persons Deemed Owners

The registered holder of this Bond may be treated as the owner of this Bond for all purposes.

11. Unclaimed Money or Securities

Subject to applicable law, the Trustee shall return to the Company upon written request any money or securities held by the Trustee for the payment of any amount with respect to the Bonds that remains unclaimed for six years after the date upon which payment became due. After return to the Company, holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12. Amendments; Waiver

Subject to certain exceptions set forth in the Indenture, the Indenture or the Bonds may be amended by majority resolution of the Bond holders. Without the consent of any Bond holder, the Company and the Trustee may amend the Indenture or the Bonds: to cure any ambiguity, defect or inconsistency provided, however that such amendment does not adversely affect the rights of any holder; to provide for the succession of another person to the Company, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of the Company, in compliance with, or otherwise to comply with, Article 9 or Section 4.9 of the Indenture; to make any change that does not adversely affect the rights of any Bond holder; to add to the covenants or obligations of the Company under the Indenture or to surrender any right, power or option conferred in the Indenture upon the Company; or to comply with any requirement under the Trust Indenture Legislation.

13. Defaults and Remedies

Under the Indenture, events of default include (I) a default in the payment of interest in cash when due on the Bond and the continuance of such default for 15 business days; (ii) default in the payment of the principal amount, Redemption Price or any other amounts payable on any Bond when the same becomes due and payable, whether at maturity of such Bond, upon redemption or otherwise and such default continues for five business days; (iii) failure by the Company to comply with any material term, covenant or other agreements in the Bonds or the Indenture and such failure continues for 30 days after receipt by the Company of a Notice of Default; (iv) failure to deliver Common Shares in accordance with the terms of the Indenture when such Common Shares are required to be delivered upon conversion of a Bond and such failure is not remedied for a period of 10 days; (v) default by the Company under the terms of any agreement or instrument evidencing or under which the Company has at the date of the Indenture or thereafter outstanding any indebtedness for borrowed money and such indebtedness shall be accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise become due and payable and the aggregate amount thereof so accelerated exceeds €10 million and such acceleration is not rescinded or annulled within five business days after written notice thereof to the Company from the Trustee or to the Company and the Trustee from the holders of at least 50% in aggregate principal amount of the Bonds then outstanding in accordance with the Indenture unless that default has been cured or waived within 30 days; provided however, that, if such default under such agreement or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of the Trustee or any of such holders; and (vi) certain events of bankruptcy or insolvency by the Company. If an Event of Default occurs and is continuing, the Trustee, or the holders of at least 50% in aggregate principal amount of the Bonds at the time outstanding, by notice in writing to the Company (and to the Trustee if given by the holders) may declare all the Bonds to be due and payable immediately. Certain events of bankruptcy or insolvency are events of default which will result in the Bonds becoming due and payable immediately upon the occurrence of such events of default.

Bond holders may not enforce the Indenture or the Bonds except as provided in the Indenture. The Trustee may refuse to enforce the Indenture of the Bonds unless it receives reasonable indemnity and sufficient funds. Subject to certain limitations, holders of a majority in aggregate principal amount of the Bonds at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Bond holders notice of any continuing Event of Default in certain circumstances if it determines that withholding notice is in the Bond holders' interests.

14. Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Legislation, a Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not a Trustee.

15. No Recourse Against Others

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Bonds or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Bond, each Bond holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bonds.

16. Authentication

This Bond shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's certificate of authentication on the other side of this Bond.

17. Governing Law

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE PROVINCE OF BRITISH COLUMBIA.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, THE UNDERSIGNED SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO:

NAME OF TRANSFEREE: _____________________________________________________________

OF:

ADDRESS OF TRANSFEREE: __________________________________________________________

THE FOLLOWING SECURITIES OF MFC BANCORP LTD. (THE "ISSUER"):
Number of Shares or Principal Amount of Other Securities	Description of Security (Includes Class of Shares and Par Value, if any, rate and maturity of Bonds, Debentures or Other Securities)	Certificate or Serial Number
4.4% Convertible Unsecured Subordinated Bonds maturing December 31, 2009

HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS:

_____________________________________________________________________________________
(This Space Should Be Left Blank)

_____________________________________________________________________________________

ATTORNEY OF THE UNDERSIGNED TO TRANSFER THE AFOREMENTIONED SECURITIES ON THE BOOKS OF THE ISSUER WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED AT _________________ THIS __________ DAY OF ___________________, ________

MONTH YEAR

*SPACE FOR GUARANTEES OF SIGNATURES:

____________________________________________
____________________________________________
____________________________________________
____________________________________________
PERSON(S) EXECUTING THE POWER SIGN HERE

READ CAREFULLY

*THE NAME OF THE REGISTERED HOLDER AND SIGNATORY TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN ON THE BOOKS OF THE ISSUER WITHOUT ANY CHANGE. THE SIGNATURE (S) OF THE REGISTERED HOLDER AND SIGNATORY EXECUTING THIS ASSIGNMENT MUST BE GUARANTEED BY A CANADIAN CHARTERED BANK, OR A GUARANTEE UNDER THE NORTH AMERICAN STAMP, SEMP OR MSP MEDALLION PROGRAMS.

SCHEDULE B
REDEMPTION NOTICE

MFC BANCORP LTD.

4.4% CONVERTIBLE UNSECURED SUBORDINATED BONDS

REDEMPTION NOTICE

To: Holders of 4.4% Convertible Unsecured Subordinated Bonds (the "Bonds") of MFC Bancorp Ltd. (the "Company")

Note: All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated and all references to € shall be to lawful money of the European Union, unless otherwise indicated.

Notice is hereby given pursuant to Section 3.3 of the trust Indenture (the "Indenture ") dated as of January 7, 2004 between the Company, and Computershare Trust Company of Canada (the "Trustee"), that the aggregate principal amount of €_____ of the €_____ of Bonds outstanding will be redeemed as of _____ (the "Redemption Date"), upon payment of a redemption amount of €_____ for each €1,000 principal amount of Bonds, being equal to the aggregate of (i) €_____ (the "Redemption Price"), and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the "Total Redemption Price").

The Total Redemption Price will be payable upon presentation and surrender of the Bonds called for redemption at the following corporate trust office:

Computershare Trust Company of Canada
510 Burrard Street, Vancouver, British Columbia
Canada V6C 3B9

The interest upon the principal amount of Bonds called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Bonds at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

In this connection, upon presentation and surrender of the Bonds for payment on the Redemption Date, the Company shall, on the Redemption Date, make the delivery to the Trustee of any Paying Agent, for delivery to and on account of the holders, of cash representing the Redemption Price.

DATED:

MFC BANCORP LTD.

Per:
Authorized Signatory

SCHEDULE C

FORM OF NOTICE OF CONVERSION

CONVERSION NOTICE
To:	MFC BANCORP LTD. c/o Computershare Trust Company of Canada 510 Burrard Street Vancouver, British Columbia, Canada V6C 3B9
Note:

All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated and all references to € shall be to lawful money of the European Union, unless otherwise indicated.

The undersigned registered holder of 4.4% Convertible Unsecured Subordinated Bonds bearing Certificate No. ____ irrevocably elects to convert such Bonds (or €_____* principal amount thereof*) in accordance with the terms of the Indenture referred to in such Bonds and tenders herewith the Bonds, and, if applicable, directs that the Common Shares of MFC Bancorp Ltd. issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:

(Signature of Registered Holder)

* If less than the full principal amount of the Bonds, indicate in the space provided the principal amount (which must be €1,000 or integral multiples thereof).

NOTE:

IF COMMON SHARES ARE TO BE ISSUED IN THE NAME OF A PERSON OTHER THAN THE HOLDER, THE SIGNATURE OF THE REGISTERED HOLDER AND SIGNATORY EXECUTING THIS NOTICE MUST BE GUARANTEED BY A CANADIAN CHARTERED BANK, OR A GUARANTEE UNDER THE NORTH AMERICAN STAMP, SEMP OR MSP MEDALLION PROGRAMS.

(Print name in which Common Shares are to be issued, delivered and registered)

Name: _______________________________________________

(Address) _____________________________________________

(Address) _____________________________________________

Name of guarantor: _____________________________________

Authorized signature: ___________________________________